                                                                   EXHIBIT 10.30




                     APPENDIX B TO THE CONSOLIDATED PENSION PLAN
                      FOR ACME STEEL COMPANY SALARIED EMPLOYEES
                                         AND
                           RIVERDALE PLANT HOURLY EMPLOYEES



                                 AMENDED AND RESTATED
                             EFFECTIVE SEPTEMBER 1, 1993

NOTE: The name of the Plan was changed as of December 31, 1993 to Consolidated Pension Plan for Acme Steel Company Salaried and Hourly Employees and was further changed as of July 31, 1994 to the Consolidated Pension Plan for Acme Salaried and Hourly Employees.

                                  TABLE OF CONTENTS
                                -----------------

                                                                            PAGE


ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

    Section 1.1   Average Annual Earnings. . . . . . . . . . . . . . . .     2
    Section 1.2   Average Monthly Earnings . . . . . . . . . . . . . . .     2
    Section 1.3   Basic Agreement. . . . . . . . . . . . . . . . . . . .     4
    Section 1.4   Board of Directors . . . . . . . . . . . . . . . . . .     5
    Section 1.5   Code . . . . . . . . . . . . . . . . . . . . . . . . .     5
    Section 1.6   Committee. . . . . . . . . . . . . . . . . . . . . . .     5
    Section 1.7   Company. . . . . . . . . . . . . . . . . . . . . . . .     5
    Section 1.8   Continuous Service . . . . . . . . . . . . . . . . . .     5
    Section 1.9   Earnings . . . . . . . . . . . . . . . . . . . . . . .     5
    Section 1.10  Effective Date . . . . . . . . . . . . . . . . . . . .     8
    Section 1.11  Eligible for Public Pension. . . . . . . . . . . . . .     8
    Section 1.12  Employee . . . . . . . . . . . . . . . . . . . . . . .     8
    Section 1.13  ERISA. . . . . . . . . . . . . . . . . . . . . . . . .     9
    Section 1.14  Fiduciary. . . . . . . . . . . . . . . . . . . . . . .     9
    Section 1.15  Participant. . . . . . . . . . . . . . . . . . . . . .     9
    Section 1.16  Plan . . . . . . . . . . . . . . . . . . . . . . . . .    10
    Section 1.17  Plan Year. . . . . . . . . . . . . . . . . . . . . . .    10
    Section 1.18  Public Pension . . . . . . . . . . . . . . . . . . . .    10
    Section 1.19  Retirement . . . . . . . . . . . . . . . . . . . . . .    11
    Section 1.20  Trust. . . . . . . . . . . . . . . . . . . . . . . . .    12
    Section 1.21  Trustee. . . . . . . . . . . . . . . . . . . . . . . .    12
    Section 1.22  Trust Fund . . . . . . . . . . . . . . . . . . . . . .    12
    Section 1.23  Union. . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE II
ELIGIBILITY FOR PENSION. . . . . . . . . . . . . . . . . . . . . . . . .    13

    Section 2.1   Normal Retirement. . . . . . . . . . . . . . . . . . .    13
    Section 2.2   62/15 Retirement . . . . . . . . . . . . . . . . . . .    13
    Section 2.3   30 Year Retirement . . . . . . . . . . . . . . . . . .    13
    Section 2.4   60/15 Retirement . . . . . . . . . . . . . . . . . . .    13
    Section 2.5   Permanent Incapacity Retirement. . . . . . . . . . . .    14
    Section 2.6   70/80 Retirement . . . . . . . . . . . . . . . . . . .    15
    Section 2.7   Rule of 65 Retirement. . . . . . . . . . . . . . . . .    16
    Section 2.8   Deferred Vested Pension. . . . . . . . . . . . . . . .    18
    Section 2.9   Sickness or Accident Benefits. . . . . . . . . . . . .    18

ARTICLE III
AMOUNT OF PENSION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

    Section 3.1   Types of Pension Payments. . . . . . . . . . . . . . .    19
    Section 3.2   Special Payment. . . . . . . . . . . . . . . . . . . .    19
    Section 3.3   Regular Pension. . . . . . . . . . . . . . . . . . . .    21
    Section 3.4   Increased Pension - Permanent
                  Incapacity or 70/80 Retirement
                  Pension. . . . . . . . . . . . . . . . . . . . . . . .    33
    Section 3.5   Increased Pension - Rule of
                  65 Retirement Pension. . . . . . . . . . . . . . . . .    33
    Section 3.6   Increased Pension - 62/15 or
                  30 Year. . . . . . . . . . . . . . . . . . . . . . . .    36
    Section 3.7   Regular Pension - Part-time
                  Participants . . . . . . . . . . . . . . . . . . . . .    37
    Section 3.8   Deduction for Public Pension . . . . . . . . . . . . .    37
    Section 3.9   Deduction for Other Pension. . . . . . . . . . . . . .    39
    Section 3.10  Deduction for Severance
                  Allowance. . . . . . . . . . . . . . . . . . . . . . .    41
    Section 3.11  Deduction for Disability
                  Payments . . . . . . . . . . . . . . . . . . . . . . .    43
    Section 3.12  Pension Application. . . . . . . . . . . . . . . . . .    45
    Section 3.13  Commencement and Termination
                  of Regular Pension . . . . . . . . . . . . . . . . . .    46
    Section 3.14  Lump Sum Payment . . . . . . . . . . . . . . . . . . .    48
    Section 3.15  Pre-Pension Spouse Coverage. . . . . . . . . . . . . .    49
    Section 3.16  Pre-Retirement Survivor Annuity
                  Coverage . . . . . . . . . . . . . . . . . . . . . . .    53
    Section 3.17  Automatic 50% Spouse Option. . . . . . . . . . . . . .    66
    Section 3.18  Co-Pensioner Options . . . . . . . . . . . . . . . . .    73
    Section 3.19  Minimum Distributions. . . . . . . . . . . . . . . . .    82
    Section 3.20  Limitation on Benefits . . . . . . . . . . . . . . . .    86
    Section 3.21  Five-Year Term Certain Payments. . . . . . . . . . . .    90

ARTICLE IV
SURVIVING SPOUSE'S BENEFIT . . . . . . . . . . . . . . . . . . . . . . .    93

    Section 4.1   Eligibility. . . . . . . . . . . . . . . . . . . . . .    93
    Section 4.2   Amount of Benefit. . . . . . . . . . . . . . . . . . .    94
    Section 4.3   Calculation of Benefit . . . . . . . . . . . . . . . .    94

    Section 4.4   Commencement and Termination
                  of Benefit . . . . . . . . . . . . . . . . . . . . . .    98
    Section 4.5   Determination of Status
                  as Surviving Spouse. . . . . . . . . . . . . . . . . .    99
    Section 4.6   Information to be Provided
                  by the Company . . . . . . . . . . . . . . . . . . . .    99
    Section 4.7   Surviving Spouse of Part-Time
                  Participants . . . . . . . . . . . . . . . . . . . . .    99

ARTICLE V
DETERMINATION OF CONTINUOUS SERVICE. . . . . . . . . . . . . . . . . . .   100

    Section 5.1   Continuous Service Defined . . . . . . . . . . . . . .   100
    Section 5.2   Elapsed Time . . . . . . . . . . . . . . . . . . . . .   105

ARTICLE VI
REEMPLOYMENT AFTER ATTAINMENT OF
PENSION ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .   108

    Section 6.1   Applicability of Other Sections. . . . . . . . . . . .   108
    Section 6.2   Effect on Pension. . . . . . . . . . . . . . . . . . .   108
    Section 6.3   Continuous Service of Reemployed
                  Participant. . . . . . . . . . . . . . . . . . . . . .   109
    Section 6.4   Special Pension Eligibility
                  after Reemployment . . . . . . . . . . . . . . . . . .   111
    Section 6.5   Special Rules as to Amount
                  of Pension . . . . . . . . . . . . . . . . . . . . . .   112
    Section 6.6   Amount of Reinstated
                  70/80 Retirement Pension . . . . . . . . . . . . . . .   112

ARTICLE VII
APPEALS PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   112

    Section 7.1   Disputes as to Eligibility
                  or Amount. . . . . . . . . . . . . . . . . . . . . . .   112
    Section 7.2   Disputes as to Permanent
                  Incapacity . . . . . . . . . . . . . . . . . . . . . .   117

ARTICLE VIII
TRUST AND FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . .   118

    Section 8.1   The Trust. . . . . . . . . . . . . . . . . . . . . . .   118
    Section 8.2   Contributions. . . . . . . . . . . . . . . . . . . . .   119

ARTICLE IX
ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   119

    Section 9.1   Fiduciaries. . . . . . . . . . . . . . . . . . . . . .   119
    Section 9.2   Appointment of Committee . . . . . . . . . . . . . . .   120
    Section 9.3   Quorum . . . . . . . . . . . . . . . . . . . . . . . .   121
    Section 9.4   Powers and Duties. . . . . . . . . . . . . . . . . . .   122
    Section 9.5   Immunity of Committee. . . . . . . . . . . . . . . . .   123
    Section 9.6   Claims and Review Procedures . . . . . . . . . . . . .   124

ARTICLE X
GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

    Section 10.1  Permanency of the Plan . . . . . . . . . . . . . . . .   124
    Section 10.2  Amendment of Plan. . . . . . . . . . . . . . . . . . .   126
    Section 10.3  Merger or Consolidation of Plan. . . . . . . . . . . .   128
    Section 10.4  No Interest in Trust Fund. . . . . . . . . . . . . . .   128
    Section 10.5  No Contract of Employment. . . . . . . . . . . . . . .   128
    Section 10.6  No Diversion of Trust Fund . . . . . . . . . . . . . .   129
    Section 10.7  Alienation of Benefits
                  Prohibited . . . . . . . . . . . . . . . . . . . . . .   129
    Section 10.8  Written Communications . . . . . . . . . . . . . . . .   131
    Section 10.9  Name and Address Changes . . . . . . . . . . . . . . .   131
    Section 10.10 Identity of Payee. . . . . . . . . . . . . . . . . . .   132
    Section 10.11 Evidence Conclusive. . . . . . . . . . . . . . . . . .   132
    Section 10.12 Individual Liability . . . . . . . . . . . . . . . . .   133
    Section 10.13 Deductions for Insurance
                  Premiums . . . . . . . . . . . . . . . . . . . . . . .   133
    Section 10.14 Number and Gender. . . . . . . . . . . . . . . . . . .   134

ARTICLE XI
HOSPITAL-MEDICAL BENEFITS FORELIGIBLE PENSIONERS AND SURVIVING SPOUSES. 134

    Section 11.1  Allocation of Funds to
                  Separate Account . . . . . . . . . . . . . . . . . . .   134
    Section 11.2  Method of Allocation . . . . . . . . . . . . . . . . .   135
    Section 11.3  Benefits Payable . . . . . . . . . . . . . . . . . . .   136
    Section 11.4  Definitions. . . . . . . . . . . . . . . . . . . . . .   137
    Section 11.5  Additional Requirements. . . . . . . . . . . . . . . .   138


EXHIBIT A
Tables of Percentages

EXHIBIT B
Special Rules Regarding Allowed Service

EXHIBIT C
Payments to Pre-1974 Surviving Spouses

EXHIBIT D
Payments to Certain Surviving Spouses

EXHIBIT E
Special Rules with Respect toRule-of-65 Retirement

EXHIBIT F
Coverage of Plant Protection Officers

EXHIBIT G
MODEL AMENDMENT REQUIRED
BY IRC SECTION 401(a)(17)

                     APPENDIX B TO THE CONSOLIDATED PENSION PLAN
                      FOR ACME STEEL COMPANY SALARIED EMPLOYEES
                                         AND
                           RIVERDALE PLANT HOURLY EMPLOYEES

                                 AMENDED AND RESTATED
                             EFFECTIVE SEPTEMBER 1, 1993

    Appendix B to the Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees is hereby amended and restated effective September 1, 1993. The Plan is intended to meet the requirements for income tax qualification as a defined benefit pension plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. This version of the plan document shall govern the benefits to be provided to Participants who retire or terminate employment on or after September 1, 1993. Benefits of Participants who retired or terminated employment prior to September 1, 1993 shall be governed by the terms of the Plan in effect on the date of their retirement, subject to any changes in benefits made applicable to them after such date.

                                      ARTICLE I
                                     DEFINITIONS

    SECTION 1.1 AVERAGE ANNUAL EARNINGS. The term "Average Annual Earnings" means the average of the gross earnings (as the term "earnings" is defined in Section 1.9(b) and as modified by Sections 1.9(c) and (d)) of a Participant for the years 1989, 1990, 1991 and 1992.

    SECTION 1.2 AVERAGE MONTHLY EARNINGS. The term "Average Monthly Earnings" means the average of the monthly earnings (as the term "earnings" is defined in Section 1.9(a) and as modified by Sections 1.9(c) and (d)) of a Participant for services rendered which are paid by the Company during the last 120 full calendar months of continuous service prior to retirement determined as follows:

    a) The Participant's earnings will be calculated for each of the calculation years during the last 120 full calendar months of continuous service prior to retirement, I.E., the first calculation year will be the first 12 out of the last 120 full calendar months of continuous service prior to retirement, the second calculation year will be the second 12 out of such 120 months and so forth through the tenth calculation year which will be the last 12 out of such 120 months.

    b) There will then be selected from such 10 calculation years a "calculation period" which will be the 5 consecutive calculation years in which the Participant's aggregated earnings were the highest.

    c) Earnings during the calculation period will be divided by 60, except that if during the calculation period the Participant has been absent from work without pay because of disability or layoff, the divisor of 60 will be reduced by the greater of the aggregate of the full calendar months of such absence:

         1)   in excess of 3 in each separate period, or

         2)   in excess of 6;

         provided, however that in the case of permanent incapacity retirement before making the foregoing reduction, if the calculation period is the last 5 calculation years prior to retirement, there will be deducted each full calendar month that the

         Participant has been absent without pay because of total disability during the last 6 calendar months of such period. Months deducted under the preceding sentence will not be counted as months of absence under 1) or 2) above.

    SECTION 1.3 BASIC AGREEMENT. The term "Basic Agreement" means the labor agreement between the Company and the Union covering rates of pay, hours of work, and other basic terms and conditions of employment at the Company's Riverdale, Illinois operations, which is in effect from time to time simultaneously with this Plan, and when used with respect to an Employee represented by the United Steelworkers of America means the Basic Agreement applicable to him. The term "Basic Agreement" also means the labor agreement between the Company and the United Plant Guard Workers of America covering rates of pay, hours of work, and other basic terms and conditions of employment at the Company's Riverdale, Illinois operations, which is in effect from time to time, and when used with respect to an Employee represented by the United Plant Guard Workers of America means the Basic Agreement applicable to him.

    SECTION 1.4 BOARD OF DIRECTORS. The term "Board of Directors" means the board of directors of the Company.

    SECTION 1.5 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended.

    SECTION 1.6 COMMITTEE. The term "Committee" means the committee appointed to administer the Plan as provided in Article IX hereof.

    SECTION 1.7 COMPANY. The term "Company" means Acme Steel Company, a Delaware corporation, or the successor or successors thereto.

    SECTION 1.8 CONTINUOUS SERVICE. The term "continuous service" means service that continues in the manner described in Article V.

    SECTION 1.9 EARNINGS. (a) The term "earnings" for the purpose of the term "average monthly earnings" in Section 1.2 and as used in Sections 3.3(a) and (b) means the Participant's earnings (which includes the amount resulting from a Cost-of-Living Adjustment provision only to the extent of the first Cost-of-Living Adjustment which was included in the base hourly rates subsequent to April 30, 1974), plus any elective deferrals of a Participant which are contributed to a plan maintained by the Company which meets the requirements of Section 401(k) of the Code, and less any inflation recognition payments, Profit-Sharing payments, signing and lump sum payments (other than lump sum wage grievance settlements), suggestion awards, severance pay, tuition reimbursement and premium reimbursement payments.

    (b) The term "earnings" for the purpose of the term "annual gross earnings" in Sections 3.3(a), (b) and (d) means a Participant's earnings calculated in accordance with subsection (a) above, including all amounts resulting from a Cost-of-Living Adjustment provision both prior to and after April 30, 1974.

    (c) If a Participant has served as a member of the Grievance Committee, Safety Committee, or Job Classification Committee (not to exceed the number specified in the Basic Agreement at any time at the plant) as identified in the Basic Agreement, or as a President, Vice President, Recording Secretary, Financial Secretary and/or Treasurer of a local of the Union, or shall have been absent from work because of leave of absence granted upon the request of the Union to any Participant who shall be appointed or elected to any other office in the Union at the plant and for that reason shall have been absent from work in accordance with the terms of the Basic Agreement during that period, his earnings for each month in which he so served, for purposes of computing his "average monthly earnings" in (a) above and his "annual gross earnings" in (b) above will be adjusted so as to be fairly representative of his normal earnings had he not been so absent.

    (d) For purposes of this Plan, earnings taken into account during any plan year commencing prior to January 1, 1994 will not exceed $200,000 or such amount as may be determined by the Secretary of the Treasury for such plan year. For any plan year commencing on or after January 1, 1994, earnings taken into account during the plan year will not exceed $150,000 (as provided in Exhibit G) or such amount as may be determined by the Secretary of the Treasury for such plan year. This limitation on earnings that may be considered for Plan purposes will be applied by taking into account the earnings paid by the Company to all members of the Participant's family to the extent required by Section 401(a)(17) and Section 414(q) of the Code. If the limitation is exceeded, the limitation will be prorated among the affected individuals in proportion to each such individual's earnings prior to the application of this limitation.

    SECTION 1.10 EFFECTIVE DATE. The term "Effective Date" means September 1, 1993. The Plan was consolidated with Appendix A to the Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees effective November 30, 1983 and has been amended and restated from time to time thereafter.

    SECTION 1.11 ELIGIBLE FOR PUBLIC PENSION. The phrase "Eligible for Public Pension" is used with respect to a Participant when he is eligible to receive, or would upon application be eligible to receive, a Public Pension or would be so eligible except for an offset or suspension imposed by law.

    SECTION 1.12 EMPLOYEE. The term "Employee" means any employee who, from time to time during the period in which this Plan is effective, is covered by the Basic Agreement and, in addition, all other persons on the payroll of the Company's Riverdale, Illinois operations who are paid wages based on an hourly rate, excluding any person paid on a salaried basis.

    The term "Employee" does not include leased employees, provided that leased employees do not constitute 20% or more of the Company's non-highly compensated employees within the meaning of Section 414(q) of the Code; however, leased employees will be taken into account in determining whether the Plan meets applicable coverage and nondiscrimination tests under the Code.

    SECTION 1.13 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    SECTION 1.14 FIDUCIARY. The term "Fiduciary" includes the Company, the Trustee and the Committee, and the use of the term is intended to be consistent with the definition of "fiduciary" in ERISA and in regulations and official governmental interpretations issued pursuant to ERISA.

    SECTION 1.15 PARTICIPANT. The term "Participant" means any Employee who has had at least one year of continuous service and has attained age 21 and who, from time to time during the period in which this Plan is effective, is accruing continuous service; and, where so indicated, the term "Participant" also means any person who is no longer accruing continuous service but who had attained pension eligibility under this Plan at the date he or she ceased to accrue continuous service, including a person who is retired and is receiving or is entitled to receive pension benefits under this Plan. The term "Participant" also refers to any former hourly employee of Interlake, Inc. at its Riverdale, Illinois operation who was entitled to pension benefits under this Plan prior to May 29, 1986

    SECTION 1.16 PLAN. The term "Plan" means this Appendix B of the Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees, as amended from time to time.

    SECTION 1.17 PLAN YEAR. The term "Plan Year" means the calendar year, January 1 through December 31 of each year.

    SECTION 1.18 PUBLIC PENSION. The term "Public Pension" means a benefit in the nature of an annuity, pension or payment of similar kind (i) under Title II of the Social Security Act or its successor (the "Social Security Act") or (ii) under the Railroad Retirement Act or its successor, or under a provision of law hereafter established, if for such benefit the Company has contributed directly or indirectly by tax or otherwise with respect to employment of the Participant.

    SECTION 1.19 RETIREMENT. The term "Retirement" means, and for purposes of this Plan retirement shall be considered to occur:

    a) in the case of a Participant who applies for a pension prior to a break in continuous service, on the date he specifies as the date he wishes to retire, which will be a date on or after the latest of:
         1)   the date of his request for retirement;
         2) the date of his attainment of eligibility for a pension under this Plan; or
         3) the last day for which he earned wages from the Company, but not later than the last day of his continuous service; or

    b) in the case of a Participant who applies for a pension after a break in continuous service, on the last day of his continuous service, provided that on such last day he was eligible for an immediate or deferred pension under this Plan.

    SECTION 1.20 TRUST. The term "Trust" means the trust agreement pursuant to which the assets utilized to finance the benefits payable under this Plan are held and administered.

    SECTION 1.21 TRUSTEE. The term "Trustee" means the corporation or individuals or any successor trustee duly appointed by the Board of Directors to administer the Trust Fund in accordance with the Trust.

    SECTION 1.22 TRUST FUND. The term "Trust Fund" means all property held by the Trustee which the Company deposits pursuant to the Trust to finance the payment of benefits and defray administrative expenses and includes the income earned on such property.

    SECTION 1.23 UNION. The term "Union" means the United Steelworkers of America with respect to Employees in the bargaining unit represented by the United Steelworkers of America or the United Plant Guard Workers of America with respect to Employees in the bargaining unit represented by the United Plant Guard Workers of America.

                                      ARTICLE II
                               ELIGIBILITY FOR PENSION

    SECTION 2.1 NORMAL RETIREMENT. Any Participant who has completed at least 5 years of continuous service and who has attained age 65 will be eligible to retire and will, upon his retirement, be eligible for a normal retirement pension.

    SECTION 2.2 62/15 RETIREMENT. Any Participant who has not attained age 65 but who has completed at least 15 years of continuous service and has attained age 62 will be eligible to retire and will, upon his retirement, be eligible for a 62/15 retirement pension.

    SECTION 2.3 30 YEAR RETIREMENT. Any Participant who has not attained age 62 but who has completed at least 30 years of continuous service will be eligible to retire and will, upon his retirement, be eligible to receive a 30-year retirement pension.

    SECTION 2.4 60/15 RETIREMENT. Any Participant who has completed at least 15 but less than 30 years of continuous service and who has attained age 60 but not age 62 will be eligible to retire and will, upon his retirement, be eligible to receive a 60/15 retirement pension.

    SECTION 2.5 PERMANENT INCAPACITY RETIREMENT. Any Participant who has completed at least 15 years of continuous service and who has become permanently incapacitated will be eligible to retire and will, upon his retirement, be eligible to receive a permanent incapacity retirement pension. For purposes of this Plan, a Participant will be considered to be "permanently incapacitated" only (i) if he has been totally disabled by bodily injury or disease so as to be prevented thereby from engaging in any employment of the type covered by the Basic Agreement, and (ii) after such total disability has continued for a period of 5 consecutive months and, in the opinion of a qualified physician, it will be permanent and continuous during the remainder of his life. Incapacity contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in, a criminal enterprise, or resulting from future service in the armed forces and which prevents him from returning to employment with the Company for which he receives a military pension, will not entitle a Participant to a pension under this paragraph. Such pension shall be discontinued if the Participant ceases to be permanently incapacitated prior to age 62. The Plan Administrator may require verification of the permanency of incapacity by medical examination prior to age 62 at any reasonable time.

    SECTION 2.6 70/80 RETIREMENT. Any Participant who has not attained age 62 but who has completed at least 15 years of continuous service and either (i) has attained age 55 and whose combined age and years of continuous service equal 70 or more, or (ii) whose combined age and years of continuous service equal 80 or more and:

    a) whose continuous service is broken by reason of a permanent shutdown of a plant, department or subdivision thereof or by reason of a layoff or physical disability, or

    b) whose continuous service is not broken and who is absent from work by reason of:

         1) a layoff resulting from his election to be placed on layoff status pursuant to the provisions of the Basic Agreement applicable in the event of a permanent shutdown, or

         2) a physical disability or a layoff other than a layoff resulting from an election referred to above and whose return to active employment is declared unlikely by the Company, or

    c) whose continuous service is not broken and who, while on layoff status by reason of his election to be placed on such status pursuant to the provisions of the Basic Agreement applicable in the event of a permanent shutdown, accepts a job with the Company and, prior to the expiration of 90 consecutive calendar days from the first day worked on such job, elects to retire, will be eligible to retire and will, upon his retirement, be eligible for a 70/80 retirement pension.

    SECTION 2.7 RULE OF 65 RETIREMENT. Any Participant (i) who has completed at least 20 years of continuous service as of his last day worked, (ii) who has not attained age 55, and (iii) whose combined age and years of continuous service equal 65 or more but less than 80, and

    a) whose continuous service is broken by reason of a layoff or disability, or

    b) whose continuous service is not broken and who is absent from work by reason of a layoff resulting from his election to be placed on layoff status pursuant to the provisions of the Basic Agreement applicable in the event of a permanent shutdown, or

    c) whose continuous service is not broken and who is absent from work by reason of a physical disability or a layoff other than a layoff resulting from an election referred to above and whose return to active employment is declared unlikely by the Company, and who has not been offered suitable long-term employment, as defined in Exhibit E hereto, will be eligible to retire and will, upon his retirement, be eligible to receive a Rule of 65 retirement pension; provided, however, that if at the time of application for retirement the Company has not yet determined whether the Participant will be offered suitable long-term employment, the Participant will not be eligible to retire until the earlier of the date on which the Company advises the Participant that he will not be offered suitable long-term employment or the date on which the Participant incurs a break in continuous service.

    SECTION 2.8 DEFERRED VESTED PENSION. Any Participant not eligible to receive a pension under any other provision of this Article II whose continuous service is broken for any reason and who, at the time of such break in continuous service, has completed at least 5 years of continuous service will be eligible for a deferred vested retirement pension, subject to the provisions relating to application set forth in Section 3.12 and commencement of pension set forth in subsections (d) and (e) of Section 3.13. At the time of such break in continuous service, the Company will furnish the Participant with an appropriate written notice of the eligibility requirements and his relevant employment data.

    SECTION 2.9 SICKNESS OR ACCIDENT BENEFITS. Notwithstanding anything to the contrary contained in this Plan, no pension (including any special payment) will be payable for any month with respect to which the Participant claims and is eligible for sickness or accident benefits for Employees provided under a Company program or similar benefits provided under law.

                                     ARTICLE III
                                  AMOUNT OF PENSION

    SECTION 3.1  TYPES OF PENSION PAYMENTS.  A pension granted pursuant to
Article II will consist of:

    a) a special initial pension amount ("special payment"), except in the case of any Participant eligible for a permanent incapacity retirement pension or a deferred vested retirement pension (or as provided in Section 6.5), and

    b) a regular pension amount ("regular pension"), payable in monthly installments except as otherwise provided in Section 3.14, provided in accordance with the provisions of this Article III.

    SECTION 3.2 SPECIAL PAYMENT. The amount of a special payment for a Participant who was entitled to receive a vacation in the year of retirement or who would have been entitled to receive a vacation in the year of retirement except for such retirement will be calculated as follows:

    a) a Participant's "vacation pay" as defined below will be multiplied by 13 (14 in the case of a Participant eligible for more than 4 weeks of regular vacation in the year of retirement);

    b) the amount determined in a) above will be reduced by all vacation pay the Participant received in such year.

    The amount of the special payment for a Participant not in any event entitled to vacation in the year of retirement will be calculated under the formula established above as though the Participant had retired in the year in which he was last entitled to a vacation.

    The special payment will be payable for the first 3 full calendar months following the month in which retirement occurs. Such special payment will be made in a lump sum within the first full calendar month following the month in which retirement occurs, or within the month following the month in which retirement occurs, or within the month in which application for pension is made, whichever is later.


    With respect to any Participant on a leave of absence referred to in the provision contained in Section 1.9(c), if any such Participant makes application for pension in a year in which he is not in any event entitled to vacation, for the purpose of determining the amount of his special payment the vacation pay to which he would have been entitled had he not been on leave of absence will be used for determination of the rate to be used in calculating the special payment and the amount deductible therefrom for vacation.

    As used in this Plan, when used in connection with Employees covered by the Basic Agreement, the word "vacation" means the vacation provided under the vacation section of the Basic Agreement, "vacation pay" means the pay for a week of vacation calculated as provided in the vacation section of the Basic Agreement. When used with respect to Employees not covered by the Basic Agreement the words "vacation" and "vacation pay" will have their normal meaning.

    SECTION 3.3 REGULAR PENSION. A Participant's regular pension will be the highest of the monthly amounts calculated in accordance with subsections (a),
(b), (c), and (d) below, adjusted in accordance with the provisions of Sections
3.4 through 3.11 and 3.15 and 3.16, if applicable:

    a) "RETIREMENT DATE EBU": the monthly amount determined by multiplying the Participant's number of years (and fractions thereof calculated to the nearest month) of his continuous service by the Enriched Benefit

         Unit ("EBU") determined on the basis of the level of the Participant's annual gross earnings (as the term "earnings" is defined in Section 1.9(b)) in 1986, 1987, or 1988, whichever is the highest, as follows:

                    FOR RETIREMENTS ON OR AFTER SEPTEMBER 1, 1993

                   Earnings in
                   Highest Year
--------------------------------------------------------------------------------
                                                           EBU per year
Level              At least            Less than           of service
--------------------------------------------------------------------------------
1                                      $32,000             $32

2                  $32,000             $36,000             $36

3                  $36,000             $40,000             $40

4                  $40,000             $44,000             $44

5                  $44,000             $48,000             $48

6                  $48,000             $52,000             $52

7                  $52,000             -                   $56


         A participant who has no earnings in 1986, 1987, or 1988 will be treated as entitled to a Level 1 EBU. Notwithstanding the foregoing, Participant's EBU attributable to his years of continuous service as of December 31, 1992 shall not be less than the monthly amount equal to a Participant's average monthly earnings (as the term is defined in
         Section 1.2) multiplied by:

         (i) for a Participant with more than 30 years of continuous service as of December 31, 1992, 33% plus a percentage determined by multiplying 1.2% by the number of years (and fractions thereof calculated to the nearest month) of his continuous service as of December 31, 1992 in excess of 30 years, or

         (ii) for a Participant with 30 or less years of continuous service as of December 31, 1992, 1.1% multiplied by the number of years (and fractions thereof calculated to the nearest month) of his continuous service as of December 31, 1992, plus an additional amount determined by multiplying the amount determined in accordance with (i) or (ii) above, whichever is applicable, by 5%.

              For purposes of this subparagraph, a Participant's average monthly earnings shall be determined in accordance with Section 1.9(a) but by assuming that the Participant's retirement occurred on December 31, 1992 and by taking into account only earnings through such date.
         A Participant's earnings shall include a cost-of-living adjustment add-on of $2.36 for each hour paid during the five consecutive calculation years considered in the computation of his average monthly earnings.

    b) "1989 EBU": the monthly amount determined by multiplying the Participant's number of years (and fractions thereof calculated to the nearest month) of his continuous service prior to August 31, 1989, by the Participant's EBU determined on the basis of the level of the Participant's annual gross earnings (as the term "earnings" is defined in Section 1.9(b)) in 1986, 1987, or 1988, whichever is the highest, as follows:

                          FOR RETIREMENTS OCCURRING BETWEEN
                         AUGUST 31, 1989 AND AUGUST 31, 1993

                   Earnings in
                   Highest Year
--------------------------------------------------------------------------------
                                                           EBU per year
Level              At least            Less than           of service
--------------------------------------------------------------------------------
1                                      $28,000             $28

2                  $28,000             $32,000             $32

3                  $32,000             $36,000             $36

4                  $36,000             $40,000             $40

5                  $40,000             $44,000             $44

6                  $44,000             -                   $48


                                        - 26 -

7                  $48,000             $52,000             $52

8                  $52,000             -                   $56


         A participant who has no gross earnings in 1986, 1987, or 1988 will be treated as entitled to a Level 1 EBU.

         Notwithstanding the foregoing, a Participant's EBU attributable to his years of continuous service as of August 31, 1989 shall not be less than the monthly amount equal to the Participant's average monthly earnings (as that term is defined in Section 1.2) multiplied by:

         (i) for a Participant with more than 30 years of continuous service as of August 31, 1989, 33% plus a percentage determined by multiplying 1.2% by the number of years (and fractions thereof calculated to the nearest month) of his continuous service as of August 31, 1989 in excess of 30 years, or

         (ii) for a Participant with 30 or less years of continuous service as of August 31, 1989, 1.1% multiplied by the number of years (and fractions thereof calculated to the nearest month) of his continuous service as of August 31, 1989, plus an additional amount determined by multiplying the amount determined in accordance with (a) or (b) above, whichever is applicable, by 5%.

              For purposes of this subsection, a Participant's average monthly earnings shall be determined in accordance with Section 1.9(a) but by assuming that the Participant's retirement occurred on August 31, 1989, and by taking into account only earnings through such date. A Participant's earnings shall include a cost-of-living adjustment add-on of $2.36 for each hour paid during the five consecutive calculation years considered in the computation of his average monthly earnings.

    c) "30-YEAR MINIMUM PENSION": For a Participant who retires on or after September 1, 1993 with 30 or more years of continuous service, an amount equal to $1,200 per month.

    d) "1997 EBU": For a Participant who retires on or after January 1, 1997, a monthly amount determined by multiplying his years of continuous service by his EBU determined under (a) above based on his single highest annual gross earnings (as the term "earnings" is defined in Section 1.9(b)) for the years 1986, 1987 and 1988 or his EBU determined under (a) above based on his average annual earnings (as that term is defined in Section 1.1), whichever is greater.

    For a 60/15 retirement the monthly amount determined above is applicable only if regular pension commences after attainment of age 62 ("deferred 60/15 retirement pension"), and for any deferred vested pension the monthly amount determined above is applicable only if:

    a) with respect to a Participant who incurs a break in continuous service after attaining age 40 and completing at least 15 years of continuous service, regular pension commences after the Participant has attained age 62; or

    b) with respect to a Participant who incurs a break in continuous service either prior to attaining age 40, or after attaining age 40 and before completing at least 15 years of continuous service, regular pension commences after the Participant has attained age 65.

    A Participant may in his application for 60/15 pension elect an immediate pension, and a Participant who incurs a break in continuous service after attaining age 40 and completing at least 15 years of continuous service who is entitled to a deferred vested pension may, pursuant to Section 3.12, make application for commencement of pension payments after attainment of age 60 and prior to attainment of age 62, and in either such case the monthly amount calculated above shall be reduced to the actuarial equivalent thereof using the following percentages for each age of a Participant indicated below:

         Age at Start
          of Pension              Percentage
         ------------             ----------
         60                       83.72%
         60-1/12                  84.46%
         60-2/12                  85.09%


                                        - 30 -

         60-3/12                  85.73%
         60-4/12                  86.36%
         60-5/12                  87.00%
         60-6/12                  87.64%
         60-7/12                  88.27%
         60-8/12                  88.91%
         60-9/12                  89.54%
         60-10/12                 90.18%
         60-11/12                 90.81%
         61                       91.45%
         61-1/12                  92.16%
         61-2/12                  92.87%
         61-3/12                  93.59%
         61-4/12                  94.30%
         61-5/12                  95.01%
         61-6/12                  95.72%
         61-7/12                  96.44%
         61-8/12                  97.15%
         61-9/12                  97.86%
         61-10/12                 98.57%
         61-11/12                 99.29%
         62                      100.00%


The above percentages shall be applied on the basis of the Participant's age to the nearest month.

    A Participant who incurs a break in continuous service either prior to attaining age 40, or after attaining age 40 and before completing at least 15 years of continuous service, and who is entitled to a deferred vested pension may, pursuant to Section 3.12, make application for commencement of pension payments after attainment of age 60 and prior to attainment of age 65, and in such case the monthly amount calculated above shall be reduced to the actuarial equivalent thereof using the following percentage for each age of a Participant indicated below:

Age at Start                                Age at Start
of Pension              Percentage          of Pension          Percentage
--------------------------------------------------------------------------------
60                      63.10               62-7/12             79.51
60-1/12                 63.58               62-8/12             80.11
60-2/12                 64.06               62-9/12             80.71
60-3/12                 64.54               62-10/12            81.32
60-4/12                 65.02               62-11/12            81.93
60-5/12                 65.50               63                  82.53
60-6/12                 65.98               63-1/12             83.21
60-7/12                 66.45               63-2/12             83.89
60-8/12                 66.93               63-3/12             84.58
60-9/12                 67.41               63-4/12             85.26
60-10/12                67.89               63-5/12             85.94
60-11/12                68.37               63-6/12             86.62
61                      68.85               63-7/12             87.30
61-1/12                 69.38               63-8/12             87.99
61-2/12                 69.92               63-9/12             88.67
61-3/12                 70.45               63-10/12            89.35
61-4/12                 70.99               63-11/12            90.03
61-5/12                 71.53               64                  90.72
61-6/12                 72.06               64-1/12             91.49
61-7/12                 72.60               64-2/12             92.26
61-8/12                 73.14               64-3/12             93.04
61-9/12                 73.67               64-4/12             93.81
61-10/12                74.21               64-5/12             94.58
61-11/12                74.75               64-6/12             95.36



                                        - 33 -

Age at Start                                Age at Start
of Pension              Percentage          of Pension          Percentage
--------------------------------------------------------------------------------
62                      75.28               64-7/12             96.13
62-1/12                 75.89               64-8/12             96.91
62-2/12                 76.49               64-9/12             97.68
62-3/12                 77.10               64-10/12            98.45
62-4/12                 77.70               64-11/12            99.23
62-5/12                 78.30               65                  100.00
62-6/12                 78.91


The preceding percentages shall be applied on the basis of the Participant's age to the nearest month.

    Section 3.4 INCREASED PENSION - PERMANENT INCAPACITY OR 70/80 RETIREMENT PENSION. In the determination of the amount of any regular pension for permanent incapacity or 70/80 retirement, the monthly amount determined in accordance with Section 3.3 will be increased by $400; provided, however, that such increase will not be applicable with respect to such regular pension payable for any month for which the Participant is eligible for Public Pension.

    Section 3.5 INCREASED PENSION - RULE OF 65 RETIREMENT PENSION. In the determination of the amount of any regular Rule of 65 retirement pension, the monthly amount determined in accordance with Section 3.3 will be increased by $400; provided, however, that such increase will not be applicable with respect to such regular pension payable for any month for which the Participant is eligible for Public Pension; and provided, further, that if the Participant has earned income after retirement and prior to attainment of eligibility for Public Pension which exceeds $8,880 during any calendar year ("excess earned income"), the increased pension payable pursuant to this Section 3.5 ("increased pension") for any calendar year will be reduced by $1 for each $2 of excess earned income. The above $8,880 amount will be prorated for the year in which retirement occurs and for the year in which the Participant becomes eligible for Public Pension.

    For purposes of this section, earned income shall include wages, salaries, tips, bonuses, commissions, and earnings resulting from self-employment. To facilitate determination of his annual earned income, each Participant will at the time of Rule of 65 retirement authorize the Social Security Administration and/or the Railroad Retirement Board to release to the Company a record of his creditable earnings for Social Security and/or Railroad Retirement Act purposes and agree to give the Company by April 15th of each year a copy of his W-2 forms and a statement of his annual earned income for the preceding year on a form provided by the Company. If the Participant revokes the authorization to the Social Security Administration and/or the Railroad Retirement Board or fails to submit the required information to the Company by April 15th of each year, the Participant will be presumed ineligible for increased pension for the preceding year; provided, however, that such presumption of ineligibility will be disregarded in the event that the Participant reinstates the required authorization or submits the required information at a later date.

    If it is determined above that the Participant was not eligible for all or part of the increased pension which he received for the preceding year, payment of increased pension will be suspended and not resumed until the month following the month in which the Participant notifies the Company that he does not expect his earned income for the current year to exceed $8,880. The amount of any overpayment will be recouped by reducing or discontinuing payment of the Participant's regular pension (and his increased pension, if he notifies the

Company that he does not expect his earned income for the current year to exceed $8,880) until the full amount of the overpayment has been recovered.
    At the request of the Participant, the Company may reduce or discontinue payment of increased pension for a period specified by the Participant. If it is determined that the Participant did not receive all of the increased pension to which he was entitled for a given year, the amount due shall be paid promptly.

    SECTION 3.6 INCREASED PENSION - 62/15 OR 30 YEAR. In the determination of the amount of any regular 62/15 or 30 Year retirement pension, the monthly amount determined in accordance with Section 3.3 will be increased by $300 for Participants who retire on or after September 1, 1993 but prior to August 31, 1999; provided, however, that such increase will not be applicable with respect to such regular pension payable for any month for which the Participant is eligible for Public Pension, as a result of his death or disability, or after which the Participant attains age 62. In no event will the Participant receive less than 12 months of such supplement unless the Participant's death occurs during the 12-month period.

    SECTION 3.7 REGULAR PENSION - PART-TIME PARTICIPANTS. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article III, the amount of the minimum pension otherwise applicable will, in the case of any Participant the Company finds to be a part-time Participant, be reduced to an amount equitably related to the hours worked by him in comparison to hours worked by other Participants but not less than the amount which would have been payable if he had retired under the Pension Agreement in effect immediately prior to July 31, 1966. The Company will not find a Participant to be a part-time Participant unless for the mutual convenience of the Participant and the Company he was, in the 120 months preceding his retirement, regularly scheduled to work fewer hours than the straight-time schedule of full-time Participants.

    SECTION 3.8 DEDUCTION FOR PUBLIC PENSION. Deductions for Public Pension will be made from the amount determined in accordance with Section 3.3 provided that:

    (a) a regular pension will not be affected by Public Pension related to the Social Security Act;

    (b) for any month a Participant is eligible for Public Pension not related to the Social Security Act, there will be a deduction for such Public Pension from the amount determined in accordance with Section 3.3.
         The amount of such deduction will be the amount of Public Pension paid or payable to the Participant, or that would upon application become payable to him for such month, without regard to any offset, suspension or reduction imposed by law (including any reduction by reason of commencement of such Public Pension prior to the age at which it is first provided under law without such a reduction), except that for a Participant whose original date of hire was prior to January 1, 1975 the amount of such deduction will be equal to 50% of the Tier II benefit determined in accordance with the Railroad Retirement Act; provided such deduction will be limited to the amount, to the extent reasonably determinable, of such Public Pension attributable to employment by the Company; and provided, further, that in the case of a Participant eligible for Public Pension under the Railroad Retirement Act, the amount of such deduction will be based on the provisions of such Act in effect as of the date the Participant retires; and

    (c) after deduction for Public Pension first becomes applicable, it shall not be changed to reflect any increase of such Public Pension resulting from either (i) an amendment of the law under which such Public Pension is provided, if the effective date of such increase occurs after the first month with respect to which a deduction for such Public Pension became applicable, or (ii) subsequent employment by other than the Company.

    SECTION 3.9 DEDUCTION FOR OTHER PENSION. If any Participant entitled to pension benefits pursuant to this Plan is or shall become, or upon application would become, entitled to any other pension or payment in the nature of a pension (other than a payment covered by Section 3.11, a benefit in the nature of an annuity, pension or payment made pursuant to this

Plan) from any source or fund to which the Company has directly or indirectly contributed ("Other Pension"), then the amount determined in accordance with Sections 3.3 through 3.6 otherwise payable to such Participant for any period will be reduced by the amount of such Other Pension paid or payable to him or that would upon application become payable to him for the corresponding period; provided, however, that if such Participant has contributed to such source or fund, then the amount by which such amount would otherwise be reduced in accordance with the foregoing provisions of this section will be decreased by the amount of that part of such Other Pension which shall be attributable to the contributions made by the Participant to such source or fund; provided, further, such deduction will be limited to the amount, to the extent reasonably determinable, of such Other Pension attributable to employment with the Company during a period in which the Participant has been credited with continuous service for the purpose of calculating the amount of any regular pension under this Plan. The term "Other Pension" includes any pension or payment under The Interlake Companies, Inc. Merchant Iron Hourly Employees Pension Plan.

    SECTION 3.10 DEDUCTION FOR SEVERANCE ALLOWANCE. If any Participant is or becomes entitled to or is paid any discharge, liquidation or dismissal or severance allowance or payment of a similar kind ("severance allowance") by reason of any plan or policy of the Company, or in respect of which it shall have directly or indirectly contributed, or by reason of any law, then the total amount of such severance allowance paid or payable to him shall, in accordance with the standards set forth below, be deducted from the amount determined in accordance with Sections 3.3 through 3.6 upon retirement; provided, however, that (i) such severance allowance will not be deducted from or charged against any deferred vested pension, and (ii) if such Participant has contributed to the source or fund out of which such severance allowance is paid or becomes payable, then the amount deducted from or charged against such amount in accordance with the foregoing provisions of this section will be decreased by the amount of that part of such severance allowance which is attributable to the contributions which such Participant has made to such source or fund.

    If any Participant becomes entitled under the Basic Agreement or otherwise to severance allowance which may be deducted from the amount determined in accordance with Sections 3.3 through 3.6 as set forth above, he may waive payment of the severance allowance and, for the purposes of the Basic Agreement, be considered to have received it. Such waiver must be in writing on a form provided by the Company. If the Participant waives such severance allowance, the total amount of regular pension paid to or on behalf of him and his co-pensioner (if any) will not be less than the amount of such severance allowance.

    The following standards will apply to the deduction explained above. The deduction will be made in full in each case in which the amount of pension determined in accordance with Sections 3.3, through 3.6 after application of the deduction, or the cost of such pension after the deduction, is equal to or greater than the greatest amount or cost of any such pension which would be payable to a Participant under age 40 who is eligible for a deferred vested pension and who has the same years of service and compensation history as the Participant in question. The deduction will not be made in any case in which the amount or cost of such pension after the deduction for severance pay is less than the amount or cost of such deferred vested pension. In all other cases, the deduction will be made but only to the extent that the amount or cost of such pension after the deduction for severance pay is equal to the amount or cost of such deferred vested pension. In any case in which there is a difference between the amount and the cost of any such pension or a difference between the amount or cost of any such deferred vested pension, the determination required by this Section 3.10 shall be based on the factor that produces the largest deduction. In determining the cost of any such pension and such deferred vested pension for purposes of this Section 3.10, the assumptions reported in the filing of the most recent Schedule B to Form 5500 shall govern.

    SECTION 3.11 DEDUCTION FOR DISABILITY PAYMENTS. Any amount paid to or on behalf of any Participant on account of injury or occupational disease incurred in the course of his employment by the Company or any other employer causing disability in the nature of a permanent disability, whether pursuant to Workers' Compensation, Occupational Disease or similar statutory law (except fixed statutory payments for the loss of, or 100% loss of use of, any bodily member or a benefit in the nature of an annuity, pension or payment of similar kind by reason of any law), will be deducted from or charged against the amount determined in accordance with Sections 3.3 through
3.6 provided, however, that any such deduction or charge will be adjusted to take into account expenses such as reasonable attorneys' fees and medical expenses incurred by the Participant in processing a claim for such payment, and that any payments received by the Participant under such laws will not be deducted from any such amount for permanent incapacity retirement payable prior to age 65 or from the increase in pension provided in Section 3.4. If any amount which is to be deducted from or charged against the amount determined in accordance with Sections 3.3 through 3.6 pursuant to this section is determined with respect to a period of time, such deduction or charge will be made only with respect to the same period. If any such amount is not determined with respect to a period of time, the Company will apportion the amount to a period of time which approximates the period over which the local government organization having authority over workers' compensation and occupational disability claims might award a disability payment for similar conditions.
    This offset will be waived, however, for Participants who have retired or who will retire prior to September 1, 1999 and who are having or would have had their pensions offset pursuant to this Section 3.11, and the waiver will be effective during the term of the 1993 Basic Agreement effective with the first regular pension check payable for the months following August 31, 1993.
    Section 3.12 PENSION APPLICATION. Each application for a pension must be in writing on a form provided by the Company. The Company may require any applicant for a pension to furnish to it such information as may reasonably be required.
    A Participant may make application for pension at any time prior or subsequent to his retirement; however, a Participant may make application for a deferred vested pension not earlier than 90 days prior to the first day of the month for which the first installment of pension is payable as provided in subsections (d) and (e) of Section 3.13.

    Section 3.13  COMMENCEMENT AND TERMINATION OF REGULAR PENSION.
    a) In the case of a Participant who is eligible for any type of pension other than permanent incapacity retirement pension, 60/15 retirement pension, or deferred vested retirement pension, the first installment of any regular pension will be payable for the first full calendar month following the 3 calendar months for which the special payment is made.
    b) In the case of a Participant who is eligible for permanent incapacity retirement pension, the first installment of any regular pension will be payable for the first full calendar month following the month in which retirement occurs.
    c) In the case of a Participant who is eligible for a 60/15 retirement pension, the first installment of any regular pension will be payable for the fourth calendar month following the month in which the Participant attains age 62 unless the Participant elects earlier commencement in accordance with

         Section 3.3, in which case the first installment of regular pension will be payable for the first full calendar month following the 3 calendar months for which the special payment is made.
    d) In the case of a Participant who is eligible for a deferred vested retirement pension and who incurs a break in continuous service after attaining age 40 and completing at least 15 years of continuous service, the first installment of regular pension will be payable for the calendar month next following the Participant's 62nd birthday unless the Participant elects earlier commencement in accordance with
         Section 3.3, in which case the first installment of regular pension will be payable for the later of (i) the calendar month specified by the Participant in his application for pension, provided such month is subsequent to the month in which he attains age 60, or (ii) the calendar month in which application for pension is made.

    e) In the case of a Participant who is eligible for a deferred vested retirement pension and who incurs a break in continuous service either prior to attaining age 40, or after attaining age 40 and before completing at least 15 years of continuous service, the first installment of regular pension will be payable for the calendar month next following the Participant's 65th birthday unless the Participant elects earlier commencement in accordance with Section 3.3, in which case the first installment of regular pension will be payable for the later of (i) the calendar month specified by the Participant in his application for pension, provided such month is subsequent to the month in which he attains age 60, or (ii) the calendar month in which application for pension is made.
    f) The last installment of any regular pension will be payable for the month in which the death of the Participant occurs.
    Section 3.14 LUMP SUM PAYMENT. The Company shall make a lump sum payment which will be the equivalent actuarial value of the regular pension otherwise payable if such equivalent actuarial value is not more than $3,500. In determining such equivalent actuarial value, mortality will be based on UP-1984 unisex table with no adjustment. Interest will be at the rate set by the Pension Benefit Guaranty Corporation for immediate annuities as of the first day of the month in which the amount of a lump sum payment is to be determined.
    Section 3.15 PRE-PENSION SPOUSE COVERAGE. Any Participant who is accruing continuous service, who has a spouse and:
    a) who has attained age 55 and has completed at least 15 years of continuous service, or
    b) who has attained age 60 and has completed at least 5 years of continuous service, may, as provided below, obtain Pre-Pension Spouse Coverage which would provide a lifetime monthly payment for the Participant's spouse following the Participant's death. Any monthly payment resulting from such coverage will be in addition to any surviving spouse's benefit provided under Article IV.

    Any Participant who is accruing continuous service, who has a spouse and who, prior to August 23, 1984, attained age 65 and completed at least 5 years of continuous service is automatically deemed to have elected the Pre-Pension Spouse Coverage unless the Participant revokes the coverage in writing.
    The effective date of Pre-Pension Spouse Coverage for those Participants who are not automatically covered will be the date 2 years following the date the Participant elects such coverage or the date the Participant attains the required age and service, whichever is later. Notwithstanding anything to the contrary contained in the foregoing, if a Participant dies as a result of an accident which occurs after having attained the required age and service and after he has elected Pre-Pension Spouse Coverage but prior to the date that such coverage becomes effective, such coverage will be deemed to have become effective as of the date such Participant elected such coverage.
    The Participant who will be automatically covered will be notified at least 180 days prior to attainment of the required age and service with such coverage becoming effective as of the date the Participant attains the required age and service unless the Participant revokes such coverage.
    A Participant may terminate Pre-Pension Spouse Coverage at any time with such termination to be effective as of the date the form prescribed for this purpose is filed with the Company. Such coverage will automatically terminate as of the earliest of:
    a)   the date the Participant is divorced from his spouse;
    b)   the date the spouse dies;
    c)   the date preceding the Participant's retirement; or
    d)   the date the Participant incurs a break in continuous service.
    The effective date of Pre-Pension Spouse Coverage for a Participant who is reemployed following retirement or a break in continuous service, which terminated such coverage as outlined above, will be the date of reemployment; provided, however, that the Participant may within 30 days after such reemployment revoke such coverage effective as of the date of reemployment.

    If a Participant elects or is automatically covered by Pre-Pension Spouse Coverage, the amount determined in accordance with Section 3.3 will be reduced by an amount equal to the product of: 7/10 of 1% of such amount, multiplied by the number of years (and fractions thereof) that such coverage was in effect.
    If a Participant dies while the Pre-Pension Spouse Coverage is in effect, the surviving spouse will receive 50% of an amount equal to the product of:
    a) the amount determined in accordance with Section 3.3 as though the Participant had retired on the date of his death and, in the case of a Participant who died prior to attainment of age 65, as though he had been age 65 on the date of his death, reduced as determined above, multiplied by
    b) the applicable percentage obtained from Exhibit A, based on the ages of the Participant and his spouse as of the Participant's date of death.
    The first installment of the amount payable to the Participant's spouse pursuant to this section will be payable for the month following the month in which the Participant's death occurs and the last installment will be payable for the month in which the spouse's death occurs.
    Satisfactory proof of marriage of the Participant and his spouse and of the age of the Participant's spouse will be required prior to the payment of monthly installments under this coverage. Satisfactory proof of divorce or of the death of the Participant's spouse will be required for automatic termination of Pre-Pension Spouse Coverage as provided above.
    In the event a Participant who has elected Pre-Pension Spouse Coverage dies as the result of an accident prior to the date Pre-Pension Spouse Coverage becomes effective and such Participant has not revoked the coverage provided under Section 3.16, the Pre-Pension Spouse Coverage will be paid in lieu of any benefit under Section 3.16.
    Section 3.16  PRE-RETIREMENT SURVIVOR ANNUITY COVERAGE.
    a) ELIGIBILITY. Survivor Annuity Coverage is automatically applicable to any Participant, as described below, who has been married for at least 1 year and who has not, with the concurrence of his spouse, revoked such coverage; provided, however that Survivor Annuity Coverage is not applicable to a Participant who has elected and is covered by the Pre-
         Pension Spouse Benefit provisions of Section 3.15 as long as such coverage is in effect:

         1) any Participant who is accruing continuous service and who has completed at least 5 years of continuous service;

         2) any Participant who incurs a break in continuous service after age 60 with eligibility for a 60/15 or deferred vested retirement pension and who does not elect immediate commencement of pension; and

         3) any Participant who incurs a break in continuous service prior to age 60 with eligibility for only a deferred vested retirement pension.

    b) COMMENCEMENT AND TERMINATION OF SURVIVOR ANNUITY. The surviving spouse, as defined under Section 3.15, of a Participant who dies while Survivor Annuity Coverage is in effect will be eligible for a monthly payment:

         1) commencing with the month following the month in which the Participant's death occurs, in the case of a Participant who dies while accruing continuous service and after the Participant (i) has attained age 60, or (ii) has completed 30 years of continuous service; or

         2) commencing with the later of (i) the month following the month in which the Participant's 60th birthday would have occurred, or
              (ii) the month following the month in which the Participant's death occurs, in the case of a Participant not covered under subsection (b)(1) above.

         The last installment of the Survivor Annuity will be payable for the month in which the spouse's death occurs.

    c) AMOUNT OF SURVIVOR ANNUITY. The amount of the Survivor Annuity will be determined as follows:

         1) in the case of a Participant who dies while accruing continuous service, the Survivor Annuity will be equal to:

              i) the amount determined in accordance with Section 3.3 as though the Participant had been age 65 and had retired on the date of his death, with such result multiplied by;

              ii) the applicable percentage obtained from subsection (4) below, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death, reduced by;

              iii) the Surviving Spouse's benefit payable, if any, pursuant to
                   Article IV;

         2) in the case of a Participant who had retired on a 60/15 or deferred vested retirement pension after attainment of age 60 and who had elected to defer commencement of pension payments and who dies prior to commencement of such payments, the Survivor Annuity will be equal to:

              i) the amount determined in accordance with Sections 3.3 as though the Participant had elected to have pension payments commence with the first of the month following the date of death, with such result multiplied by;

              ii) the applicable percentage obtained from subsection (4) below, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death, reduced by;

              iii) the Surviving Spouse's benefit payable, if any, pursuant to
                   Article IV.

         3) in the case of a Participant eligible for a deferred vested pension who dies prior to attainment of age 60, the Survivor Annuity will be equal to:

              i) the amount determined in accordance with Section 3.3 as though the Participant survived until age 60 and elected to have pension payments commence as of the first of the month following attainment of age 60, with such result multiplied by;

              ii) the applicable percentage obtained from subsection (4) below, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death, reduced by;

              iii) the Surviving Spouse's benefit payable, if any, pursuant to
                   Article IV.

         4)   the following table is to be used in subsections (c)(1), (2) and
              (3) above:


                                  Participant's Age at Death
    Difference Between            --------------------------
    Ages of Participant           Prior to            64 and
        and Spouse                   61     61 to 63   Over
    -------------------           --------  --------  ------

    Participant Older:
    -----------------
    20 or more years              36.5%     37.0%     37.0%
    17, 18 or 19 years            37.0%     37.5%     37.5%
    14, 15 or 16 years            37.5%     38.0%     38.0%
    11, 12 or 13 years            38.5%     38.5%     39.0%
     8,  9 or 10 years            39.0%     39.5%     40.0%
     5,  6 or  7 years            39.5%     40.5%     40.5%
     2,  3 or  4 years            40.5%     41.0%     41.5%
    Less than  2 years            41.5%     42.0%     42.5%



    Participant Younger:
    -------------------

    Less than  2 years            41.5%     42.0%     42.5%
     2,  3 or  4 years            42.0%     43.0%     44.0%
     5,  6 or  7 years            43.0%     44.0%     44.5%
     8,  9 or 10 years            44.0%     45.0%     45.5%
    11, 12 or 13 years            45.0%     46.0%     46.5%
    14, 15 or 16 years            45.5%     46.5%     47.0%
    17, 18 or 19 years            46.5%     47.5%     48.0%
    20 or more years              47.0%     48.0%     48.0%



    d)   NOTIFICATION, REVOCATION, ELECTION AND TERMINATION.

         1) At least 180 days prior to the month in which the Participant will complete 5 years of continuous service, each eligible Participant who is accruing continuous service will be advised regarding Survivor Annuity Coverage, the benefits provided and the effect, or cost, of such Coverage on the regular pension provided pursuant to this Article III. Such information will also be furnished within a period beginning on the first day of the plan year in which the Participant attains age 32 and ending with the close of the plan year in which the Participant attains age 34 and will include a written explanation of:

              i) the Participant's right to waive such Coverage and the effect of such waiver;

              ii) the rights of the Participant's spouse with respect to such waiver; and

              iii) the Participant's right to revoke such waiver and the effect of such revocation.

              The period for furnishing information will also include a reasonable period after an employee becomes a Participant following the period described in the preceding sentence and a reasonable period after a Participant terminates employment before he attains age 35.

         2) A Participant covered by Section 3.15 who has a spouse will be advised upon termination of employment regarding Survivor Annuity Coverage, the benefits provided, and the effect, or cost, of such Coverage on the pension provided pursuant to this Article III. There shall be no charge for coverage after retirement or the break in continuous service if a Participant, with the concurrence of his spouse, files a valid revocation within 90 days of the date he is notified regarding such Coverage.

         3) A Participant, with the concurrence of his spouse, may revoke Survivor Annuity Coverage after completion of 5 years of continuous service.

         4) Revocation of Survivor Annuity Coverage by a Participant must be consented to by the Participant's spouse. The revocation must designate a beneficiary or beneficiaries or a form of benefit payment which may not be changed without the spouse's consent, except that the spouse's consent may expressly permit future changes in the designation of beneficiary or form of benefit payment without further consent of the spouse. To be effective, a spouse's consent must be given in writing and must be witnessed by a representative of the Company or a notary public. Such revocation will be effective the date the form is received by the Company.

         5) Survivor Annuity Coverage will automatically terminate as of the earliest of:

              i)   the date the Participant is divorced from his spouse;

              ii)  the date the spouse dies;

              iii) except in the case of a Participant covered by Section 3.15, the date of the Participant's retirement;

              iv) in the case of a Participant covered by Section 3.15, the last day of the month preceding the first month for which pension is paid;

              v)   the day following the date the Participant dies.

         6) A Participant will automatically be covered by Survivor Annuity Coverage as of the later of (i) the date that is one year after the date the Participant and his spouse are first married, or
              (ii) the date the Participant
              completes 5 years of service unless the Participant and the spouse revoke such coverage. Any revocation of the Survivor Annuity Coverage by a Participant prior to the Plan Year in which the Participant attains age 35 will cease to be effective on the first day of the Plan Year in which he attains age 35. A new waiver of consent shall be required in order to continue revocation of the Survivor Annuity Coverage.

         7) Subject to requirements as to a spouse's consent to future changes as provided above, a Participant who revokes Survivor Annuity Coverage may subsequently elect such coverage at any time by submitting the prescribed form, together with copies of the Participant's marriage certificate and birth certificates for the Participant and spouse, to the Company. Such election will not be effective until the form and documents required are received by the Company.

         8) A Participant who returns to the employ of the Company after having been retired and having received a pension or after incurring a break in continuous service with eligibility for a 60/15 or deferred vested retirement pension, will automatically be provided Survivor Annuity Coverage effective with his first day of reemployment unless the Participant, with the concurrence of his spouse, revokes such coverage within 90 days of the date of reemployment.

         9) Satisfactory proof of marriage of the Participant and his spouse and the age of the Participant's spouse will be required prior to the payment of monthly installments under Survivor Annuity Coverage.

         10) The surviving spouse for the purpose of this Section 3.16 will be that person to whom the Participant was married as of the date of the Participant's death, but only if the Participant and spouse were married throughout the 1 year period immediately preceding the date of death.

         11) Notwithstanding anything to the contrary contained in this Agreement, spousal consent will not be required to revoke the coverage provided under this Section 3.16 if it is established to the satisfaction of the Company that the signature of the spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

    e) EMPLOYEE COST FOR SURVIVOR ANNUITY COVERAGE. No charge or deduction shall be made to the amount of regular pension determined in accordance with Section 3.3 to be payable to any Participant who has Pre-Retirement Survivor Annuity Coverage in effect in order to take into account the actuarial cost of such coverage.

    f) Notwithstanding anything to the contrary contained herein, in the event a Participant has elected Pre-Pension Spouse Coverage and has not revoked Survivor Annuity Coverage and dies accidentally after having met the age and service requirements for Pre-Pension Spouse Coverage, and before the effective date of Pre-Pension Spouse Coverage, the Survivor Annuity Benefit will not be payable.

    SECTION 3.17 AUTOMATIC 50% SPOUSE OPTION. Unless a Participant who has a spouse at the time pension payments commence revokes the Automatic 50% Spouse Option within the period established below, he will receive a "net reduced pension" during his lifetime and after the death of the Participant his spouse will receive a lifetime payment equal to one-half of his "reduced pension."

    For the purpose of this Section 3.17, "reduced pension" means an amount equal to the product of:

    a) the amount determined in accordance with Sections 3.3 reduced in accordance with Sections 3.15 and 3.16, if applicable, and subject to the deductions provided pursuant to Sections 3.8 and 3.9, if applicable, multiplied by:

    b) the applicable percentage obtained from Exhibit A, based on the ages of the Participant and his spouse at the date pension payments commence;

and "net reduced pension" means the reduced pension increased in accordance with the provisions of Sections 3.4, 3.5 and 3.6, if applicable, and decreased in accordance with the provisions of Section 3.10 and 3.11, if applicable.

    A Participant may revoke the Automatic 50% Spouse Option by written notice duly filed with the Company at any time within the 90-day period prior to the date pension payments commence, or within 90 days following the date on which the Company provides written notice to the Participant regarding the Automatic 50% Spouse Option, or, if the Participant has not been given specific information regarding the terms and conditions of such Option and the financial effect upon his pension of electing such Option and within 60 days of receiving the notice regarding the Option makes a written request for such specific information, within 90 days following the date on which the Company provides such information, whichever is later, and

    a) receive the regular pension otherwise payable under this Plan during his lifetime, or

    b) elect a Co-Pension Option in accordance with the provisions set forth in Section 3.18.

    Such written notice from the Company will include an explanation of the terms and conditions of the Automatic 50% Spouse Option and the effect of an election not to take it.

    Any monthly payment resulting from the Automatic 50% Spouse Option will be in addition to any surviving spouse's benefit provided under Article IV.

    In the case of a Participant who has not revoked the Automatic 50% Spouse Option, the first installment of net reduced pension will be payable for the month in which he is first entitled under Section 3.13 to receive regular pension. The last installment of such net reduced pension will be payable for the month in which the Participant's death occurs; provided, however, that any monthly installments payable to such Participant and remaining unpaid at the time of his death will be paid to his spouse, if then surviving. The first monthly payment to the Participant's spouse will be payable for the month following the month in which the Participant's death occurs, but not for any month prior to the month for which the Participant would have first been entitled to receive a net reduced pension, and the last monthly payment to such spouse shall be payable for the month in which such spouse dies.

    Any revocation of the Automatic 50% Spouse Option will be executed on the form prescribed for this purpose by the Company and will be deemed to be duly filed when it has been received by the Company. The revocation must designate a beneficiary or beneficiaries or a form of benefit payment which may not be changed without the spouse's consent, given in the manner provided below, except that the spouse's consent may expressly permit future changes in the designation of beneficiary or form of benefit payment without further consent of the spouse. Subject to requirements as to spouse's consent to future changes as provided above, a Participant may cancel a revocation of the Automatic 50% Spouse Option at any time during the period in which he may revoke such Option.

    Satisfactory proof of marriage of the Participant and his spouse and of the age of the Participant's spouse will be required prior to the payment of monthly installments under this coverage.

    If any Participant dies prior to commencement of pension payments, the Participant's spouse will not be entitled to any payments pursuant to this
Section 3.17.

    If a Participant does not revoke the Automatic 50% Spouse Option within the period established above and his spouse dies after the end of such period, but prior to the death of such Participant, such Participant will continue to receive net reduced pension installments.

    If a Participant does not revoke the Automatic 50% Spouse Option and his spouse dies within the period established above, the Participant will be treated as if he had revoked such option.

    Notwithstanding anything to the contrary contained in this Section 3.17, if, after the retirement of a Participant who has not revoked the Automatic 50% Spouse Option, the amount of regular pension which would have been payable to him under this Plan had he revoked such option is subject to any further deduction, change, offset or correction, then the amount payable under such option to such Participant and/or his spouse will be adjusted to reflect any such further deduction, change, offset or correction.

    Notwithstanding anything to the contrary in this Section 3.17, in the case of a Participant who retires under a 60/15 retirement and who elects to defer the commencement of pension payments until after attainment of age 62, and who does not revoke the Automatic 50% Spouse Option as provided above, such Participant will receive a net reduced pension commencing with the fourth calendar month following the month in which the Participant attains age 62. If the Participant dies prior to attainment of age 62, the amount payable to the Participant's spouse shall be equal to one-half the reduced pension which would have been payable to the Participant, had he been permitted to and had he elected to receive a net reduced pension commencing on the date of death, based on the ages of the Participant and his spouse as of the date of the Participant's death. If the spouse of any Participant who has not revoked the Automatic 50% Spouse Option dies prior to commencement of regular pension, the Participant will still receive the net reduced pension commencing with the fourth calendar month following the month in which the Participant attains age 62 as provided above.

    For the purpose of this Section 3.17, in the case of a Participant who retires on other than a deferred vested pension, pension payments will be deemed to commence as of the date of retirement and, in the case of a Participant eligible for a deferred vested pension, pension payments will be deemed to commence as of the first of the month for which regular pension is first payable under the provisions of Section 3.13.

    Notwithstanding anything to the contrary contained in this Section 3.17, a Participant may revoke the Automatic 50% Spouse Option only with the written consent of his spouse. Revocation of this option may be effected by filing the prescribed form with the Company. To be valid, the form must be signed by the Participant and his spouse in the presence of a representative of the Company or in the presence of a notary public and the form notarized. This notarized form will be effective only when the form is filed with the Company. Within a reasonable time prior to retirement the Company will furnish a written explanation of:

    a)   the terms and conditions of the Automatic 50% Spouse Option;

    b) the Participant's right to waive such Option and the effect of such waiver;

    c)   the rights of the Participant's spouse with respect to such waiver;
         and

    d) the Participant's right to rescind such waiver and the effect of such rescission.

    Notwithstanding anything contained in the previous paragraph, spousal consent will not be required to revoke the coverage under this Section 3.17 if it is established to the satisfaction of the Company that the signature of the spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

    SECTION 3.18 CO-PENSIONER OPTIONS. Any Participant may, under the conditions set forth below by written notice duly filed with the Company:

    a) elect to convert the regular pension otherwise payable to him under this Plan upon retirement into a "net reduced pension," in accordance with the 100% Co-Pensioner Option or the 50% Co-Pensioner Option described below; or

    b) revoke any such election previously made, in which event he shall be treated as if he had not made such election; or

    c) change any such election from one to the other of such options and/or change the person previously named as his co-pensioner.

    A "100% Co-Pensioner Option" is a "net reduced pension" payable to the Participant during his life, with the provision that after his death, an amount equal to the "reduced pension" will be paid to such person, to be known as his "Co-pensioner" as he has nominated by written designation duly filed with the Company. A "50% Co-Pensioner Option" is a "net reduced pension" payable to the Participant during his life, with the provision that after his death, an amount equal to one-half of the "reduced pension" will be paid to such person, to be known as his "co-pensioner," as he has nominated by written designation duly filed with the Company.

    For the purpose of this Section 3.18, "reduced pension" means an amount equal to the product of:

    a) the amount determined in accordance with Section 3.3 reduced in accordance with Section 3.15, if applicable, and subject to the deductions provided pursuant to Sections 3.8 and 3.9, if applicable, multiplied by;
    b) the applicable percentage obtained from Exhibit A, based on the ages of the Participant and his co-pensioner at the date pension payments commence as described below;

and "net reduced pension" means the reduced pension increased in accordance with the provisions of Sections 3.4 through 3.6, if applicable, and decreased in accordance with the provisions of Sections 3.10 and 3.11, if applicable.

    Notwithstanding anything to the contrary in (a) and (b) above, if the Participant has elected either of the Co-Pensioner Options and if, upon retirement or attainment of age 65, whichever is later, the Participant has a spouse who can become eligible for a surviving spouse's benefit:

    a)   The Participant will receive a pension equal to the sum of:

         1) 50% of an amount equal to the monthly amount determined in accordance with Section 3.3 reduced in accordance with Section 3.15, if applicable, and subject to Sections 3.8 and 3.9, if applicable, and

         2)   50% of his reduced pension,

         increased in accordance with the provisions of Sections 3.4 through 3.6, if applicable, and decreased in accordance with the provisions of Sections 3.10 and 3.11, if applicable.

    b) The Participant's co-pensioner will, following the Participant's death, receive an amount equal to 50% of the Participant's reduced pension if the Participant had elected a 100% Co-Pensioner Option, or an amount equal to 25% of the Participant's reduced pension if the Participant had elected a 50% Co-Pensioner Option.

    c) For the purposes of determining the appropriate reduced pension, if the Participant's co-pensioner is other than the Participant's spouse, it will be presumed that the Participant does not have a spouse unless he furnishes proof to the contrary in the form of a marriage certificate or other evidence satisfactory to the Company.

    d) Any Participant may in accordance with the provisions of (a) above elect an option, revoke an option election or change an option election and/or co-pensioner at any time prior to the date on which the Company provides written notice to the Participant regarding the Co-Pensioner Options, or, if the Participant has not been given specific information regarding the terms and conditions of such options and the financial effect upon his pension of electing such options, and within 60 days of receiving the notice regarding the options, makes a request for such specific information, and, within 90 days following the date on which the Company provides such information, whichever is later; provided, however, that with respect to a Participant who has a spouse at the time pension payments com-mence, the election of either Co-Pensioner Option will be null and void unless the Participant and his spouse revoke the Automatic 50% Spouse Option provided under Section 3.17.

    e) Any Participant who had elected Option 1 under a prior version of this Plan will be deemed to have elected the 100% Co-Pensioner Option under this Plan, and any Participant who had elected Option 2 under a prior version of this Plan will be deemed to have elected the 50% Co-Pensioner Option under this Plan; provided, however, that any such election will be null and void if the Participant does not revoke the Automatic 50% Spouse Option provided under Section 3.17.

    f) In the case of a Participant who has elected one of the options specified, the first installment of net reduced pension will be payable for the month for which he is first entitled under Section
         3.13 to receive a regular pension; and the last installment of such net reduced pension to the Participant will be payable for the month in which his death occurs;

         provided, however, that any monthly installments payable to such Participant and remaining unpaid at the time of his death may be paid to his co-pensioner, if then surviving. The first monthly payment to his co-pensioner will be payable for the month following the month in which such Participant's death occurs, but not for any month prior to the month for which the Participant would have first been entitled to receive a net reduced pension, and the last monthly payment that will be payable to such co-pensioner will be payable for the month in which such co-pensioner dies.

    g) Any election or revocation of an option, or change of an option election and/or co-pensioner pursuant to this Section 3.18 will be executed on a form prescribed for such purpose by the Company and will be deemed to be duly filed when it has been received by the Company.

    h) Satisfactory proof of age of the named co-pensioner will be required prior to payment of pension installments under an elected option. No consent will be required of the person designated as co-pensioner in any election under either Co-Pensioner Option in order to revoke such election or to change the co-pensioner and/or the option elected.

    i) If any Participant has elected an option under this Section 3.18 and dies prior to his retirement, such election will cease to be of any effect, and the co-pensioner will not be entitled to any payments by reason of the election of such option.

    j) If any Participant has elected an option under this Section 3.18 and his co-pensioner dies after such Participant has commenced receiving pension payments or after the expiration of the 90-day period described in (d) above, but prior to the death of such Participant, such Participant will continue to receive net reduced pension installments in accordance with such option.

    k) If any Participant has elected an option under this Section 3.18 and his co-pensioner dies before the later of:

         i)   the commencement of pension payments to the Participant, or
         ii) the 90-day period described in (d) above, then the Participant will be treated the same as if he had not made such election.

    l) Notwithstanding anything to the contrary contained in this Section 3.18, if, after the retirement of a Participant who has elected either Co-Pensioner Option, the amount of regular pension which would have been payable to him under this Plan had he not elected an option is subject to any further deduction, change, offset or correction, then the amount payable under an elected option to such Participant and/or his co-pensioner will be adjusted to reflect any such further deduction, change, offset or correction.

    m) Notwithstanding anything to the contrary contained in this Section 3.18, in the event that the amount payable to a co-pensioner is determined as though the Participant did not have a spouse who could become eligible for a surviving spouse's benefit, because such Participant who had a spouse at retirement failed to notify the Company that he had such a spouse, the amount otherwise payable to the co-pensioner for any month will be reduced by the amount of any surviving spouse's benefit provided for the same month pursuant to Article IV of this Plan.

    n) For the purpose of this Section 3.18, in the case of a Participant who retires on other than a deferred vested pension or a deferred 60/15 pension, pension payments shall be deemed to commence as of the date of retirement and, in the case of a Participant who retires on a deferred vested pension or a deferred 60/15 pension, pension payments shall be deemed to commence as of the first of the month for which regular pension is first payable under the provisions of Section 3.13.

    Section 3.19 MINIMUM DISTRIBUTIONS. Notwithstanding any other provision of this Plan, the entire interest of a Participant will be distributed in conformity to Section 401(a)(9) of the Code. The entire interest of each Participant, if living, which is payable as a lump sum will be distributed not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. If distribution to a Participant who attains age 70-1/2 is to be in periodic payments, distribution shall begin no later than such April 1 and shall be made in accordance with regulations --

    a)   over the life of the Participant;

    b)   over the lives of such participant and a designated beneficiary;

    c) over a period certain not extending beyond the life expectancy of such Participant, or

    d) over a period certain not extending beyond the life expectancies of such Participant and a designated beneficiary.

Any additional benefits that accrue after the April 1 described above shall begin being distributed as of the January 1 following the calendar year in which the additional benefits accrue.

    If such periodic distribution has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of periodic distribution in force as of the date of the Participant's death. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the amount available for distribution is paid within the life expectancy of the Participant.

    If a Participant dies before periodic distribution of his interest has begun, the entire interest will be distributed within 5 years after the death of such Participant, unless (a) or (b) apply:

    a) if, however, any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, such portion may be distributed in substantially equal installments (in accordance with regulations) over the life of such designated beneficiary (or over a period not exceeding beyond the life expectancy of such beneficiary). Such distributions are required to begin no later than 1 year after the date of the

         Participant's death or such later date as regulations prescribe; or

    b) If such designated beneficiary is the surviving spouse of the Participant, distribution is not required to begin until the date on which the Participant would have attained age 70-1/2. If the spouse dies before distribution begins, subsequent distributions will be made as if the Participant had died on the date of the spouse's death.

    For the purposes of applying the provisions of Section 401(a)(9) of the Code, the life expectancy of a Participant and the Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually. In the case of any other designated beneficiary, such life expectancy will be calculated once at the time benefit payments commence and will not be recalculated (unless such calculation is discovered to be erroneous).

    Any amount paid to a child of a Participant will be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to such surviving spouse when such child reaches majority (or upon another event permitted under regulations).

    Section 3.20  LIMITATION ON BENEFITS.
    a) Subject to the adjustments in (b) and (c) below, the maximum annual pension payable in the form of a life annuity to an eligible Employee under this Plan will not exceed the lesser of $90,000 (or such amount as the Internal Revenue Service permits in annual adjustments based on the cost of living), or 100% of the eligible Employee's average compensation for the 3 consecutive calendar years during which he participated in the Plan and had the greatest aggregate compensation from the Company. For a Participant who has less than 10 years of participation, this limitation will be multiplied by a fraction in which the numerator is the number of years (or part thereof) of participation in the Plan and the denominator is 10. For a Participant who has less than 10 years of continuous service, the limitation will be multiplied by a fraction in which the numerator is the number of years (or part thereof) of continuous service and the denominator is
         10. The foregoing fractional limitations will be applied separately to each change in the benefit structure of the Plan in accordance with regulations of the Secretary of the Treasury.

              For purposes of coordinating the application of this section with the requirements of Section 415 of the Code, the "limitation year" will be the calendar year. Compensation will be determined by reference to Section 1.415-2(d) of the treasury regulations and will include amounts actually paid or includable in gross income in each calendar year.

    b) In the case of a Participant whose pension becomes payable before the Social Security retirement age, the $90,000 limitation on the maximum pension will be reduced to the actuarial equivalent of an annual pension in the amount of $90,000 beginning at the Social Security retirement age. For purposes of this paragraph, the Social Security retirement age will be used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section will be applied without regard to the age increase factor and as if the early retirement age were 62. The reduction will be made in such manner as the Secretary may prescribe which is consistent with the reduction for old age insurance benefits commencing before the Social Security retirement age. The interest rate used in making these adjustments will be the rate used in calculating the Participant's pension or 5%, if greater.

    c) If a Participant's pension becomes payable after the Social Security retirement age, the $90,000 limitation will be increased to the actuarial equivalent of a pension in the amount of $90,000 beginning at the Social Security retirement age. The interest rate utilized in such adjustment will be 5%.

    d) In the event the eligible Employee's pension is payable in any form other than a life annuity, the limitation prescribed will be actuarially adjusted in accordance with Internal Revenue Service regulations issued pursuant to the provisions of Section 415(b) of the Code; provided, however, that for purposes of this paragraph, the portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity, and any ancillary benefits not directly related to retirement income benefits, will not be taken into account.

    e) The limitation herein will not apply to any eligible Employee who has not at any time participated in any defined contribution plan maintained by the Company if his total annual pension computed in accordance with this section is not in excess of $10,000 in any year.

    f) The limitations with respect to any Employee who at any time has participated in any other defined benefit plan or in a defined contribution plan maintained by the Company or by a corporation which is a member of a controlled group of corporations

         (within the meaning of Section 1563(a), determined without regard to Sections 1563(a)(4) and (e)(3)(C), and Section 415(h) of the Code) of which the Company is a member will apply as if the total benefits payable under all defined benefit plans in which the Employee has been a Participant were payable from one plan, and as if the total annual additions made to all defined contribution plans in which the Employee has been a Participant, were made to one plan.

    SECTION 3.21  FIVE-YEAR TERM CERTAIN PAYMENTS.

    (a) Notwithstanding anything herein to the contrary, any Participant who retires on other than a deferred vested pension on or after September 1, 1993 will be entitled to receive the benefits described in subsection (b) below for a minimum of 60 months following the date of retirement.

    (b) For any month which is prior to both the end of the 60-month period defined in subsection (a) above and the month following the month in which the Participant's death occurs, the monthly payment otherwise payable to the Participant under this Plan for such month shall be increased to the extent necessary so that the total amount payable to the Participant under this Plan for such month shall not be less than the Participant's regular pension, as determined in accordance with Section 3.3, after taking into account the adjustments required by other provisions of this article.

              For any month which is both (i) prior to the end of the 60-month period defined in subsection (a) above, and (ii) after the month in which the Participant's death occurs, the Participant's surviving spouse shall be entitled to a monthly payment under this Section 3.21 equal to the difference between the monthly payment the Participant would have been entitled to for such month if he had been living, as determined in accordance with Section 3.3 after taking into account the adjustments required by other provisions of this article and the total of all amounts otherwise payable for such months under this Plan on behalf of the Participant to his surviving spouse or co-pensioner.

    (c) In the event that there is no surviving spouse, such benefit will be paid to the person designated by the Participant as his designated beneficiary, and if there is no surviving beneficiary, such benefit will be paid to the estate of the Participant. Any Participant may, in accordance with the provisions of subsection (b) above and on a form prescribed for such purposes by the Company (i) designate a beneficiary to receive the payments under subsection (b) above (A) in the event of the waiver of the Automatic 50% Spouse Option and the Co-Pensioner Option, or (B) in the event that his spouse or co-pensioner shall predecease him, or (ii) change such a beneficiary designation at any time prior to his death. Such beneficiary designation shall be deemed to be effective when it shall have been received by the Company.

    (d) In the event that a Participant who is eligible to retire (on other than a deferred vested pension) and who has made application for retirement during any calendar month and, has not revoked such application dies in the month in which his retirement would otherwise have occurred, the benefits provided under this Section 3.21 will be paid as if the Participant had survived until such requested retirement date.

                                      ARTICLE IV
                              SURVIVING SPOUSE'S BENEFIT

    Section 4.1 ELIGIBILITY. With respect to any Participant who completed at least 15 years of continuous service and who dies and either:

    a) at a time (i) when he is accruing continuous service, or (ii) before application for pension and after a break in continuous service which occurred under conditions of eligibility for retirement on immediate pension, or

    b) after retirement on other than a deferred vested pension, his surviving spouse, as determined pursuant to Section 4.5, will be eligible for a monthly benefit ("surviving spouse's benefit") as set forth below.

    Section 4.2 AMOUNT OF BENEFIT. Unless the provisions of Section 4.3 result in a higher amount, the amount of any surviving spouse's benefit payable will be $200.00 for any month before the month in which the surviving spouse attains the age at which widow's or widower's benefits are first provided under a law referred to in Section 1.18 and $150.00 for any month thereafter.

    Section 4.3 CALCULATION OF BENEFIT. Unless the provisions of Section 4.2 result in a higher amount, the amount of any surviving spouse's benefit payable will be determined in accordance with the following:

    a) If eligibility for such a benefit arises by reason of the death of a Participant covered by Section 4.1(a), the monthly amount of the benefit, subject to the provisions of (d) and (e) below, will be equal to 50% of the amount determined in accordance with Section 3.3 as though the Participant had retired on the date of his death and, in the case of a Participant who died prior to attainment of age 62, as though he had been age 62 on the date of his death.

    b) If eligibility for such a benefit arises by reason of the death of a Participant covered by Section 4.1(b), the monthly amount of the benefit, subject to the provisions of (c), (d) and (e) below, will be equal to 50% of the amount determined in accordance with Section 3.3. In addition, surviving spouses of Participants who retired on or after July 31, 1974 but prior to August 31, 1989 will be entitled to receive a supplement of $50 per month during the period in which the surviving spouse's benefit is payable but not later than August 31, 1999.

    c) In the case of a Participant who dies after 60/15 retirement and prior to age 62 and who had elected to defer the commencement of regular pension until after attainment of age 62, the regular pension payable to the Participant will, for purposes of applying the provisions of
         (b) above, be deemed to
         be the amount determined in accordance with Section 3.3 which would have been payable if, under the provisions of this Plan, he had been permitted to and had elected to receive regular pension commencing with the first month for which the surviving spouse's benefit is payable.

    d) Commencing with the first surviving spouse's benefit payable after the surviving spouse attains the age at which widow's or widower's benefits are first provided under a law referred to in Section 1.18, the amount of the surviving spouse's benefit otherwise payable for any month will be reduced by 50% of the amount of the widow's or widower's benefit to which the surviving spouse is, or upon application would be, entitled for such month based on the law in effect at the time the surviving spouse's benefit first becomes payable (without regard to any offset or suspension imposed by such law). If the surviving spouse is not eligible for such a widow's or widower's benefit for such month, the amount of the reduction will be equal to 50% of the amount that could have become payable to the surviving spouse for such month, based on the Participant's wages, if the surviving spouse had been eligible and had applied for such a benefit.

    e) If the surviving spouse receives, or upon application would be entitled to receive, any payment derived from rights acquired by the Participant, which would if received by the Participant have been subject to deduction under Section 3.9 from any regular pension otherwise payable to the Participant (except any such payment received by the surviving spouse by reason of an election by the Participant to receive a reduced payment), the amount of such payment not attributable to the contributions of the Participant will be deducted from the surviving spouse's benefit otherwise determined under Article IV.

    f) Notwithstanding anything to the contrary set forth above, semi-annual cash payments up to $500 will be made to surviving spouses receiving surviving spouse's benefits as of February 1, 1994 pursuant to a prior version of this Plan in effect prior to July 31, 1974. The semi-annual payments will commence as of February 28, 1994 and extend until August 31, 1999 in the manner described in Exhibit C hereto. Semi-annual cash payments up to $500 will also be made to spouses of pre-1974 pensioners not otherwise eligible for surviving spouses benefits. The semi-annual payments will commence as of February 28, 1994 and extend until August 31, 1999 in the manner described in Exhibit D.

    Section 4.4 COMMENCEMENT AND TERMINATION OF BENEFIT. The first installment of any surviving spouse's benefit will be payable for the month following the month in which the Participant dies, and the last installment will be payable for the month in which the surviving spouse dies; provided, however, that a surviving spouse's benefit will not be payable for any month for which a special payment was payable to the Participant. In connection with an application for a surviving spouse's benefit, the Company may require the surviving spouse to grant any authorization necessary to receive rele-vant records from the agency administering the law referred to in Section 4.3(d).

    Section 4.5 DETERMINATION OF STATUS AS SURVIVING SPOUSE. A person will be considered a surviving spouse for the purpose of this Article IV only if:

    a) immediately after a Participant's death, such person is a widow or widower of such Participant within the provisions of the Social Security Act, except that where such Act required reference to the law of the District of Columbia, the applicable law will be that of the State of Illinois; and

    b) with respect to a Participant who dies after retirement, such person was married to the Participant at the date of the Participant's retirement.

    Section 4.6 INFORMATION TO BE PROVIDED BY THE COMPANY. The Company will make reasonable efforts, by appropriate means or methods, to inform the surviving spouse of an eligible Participant of the existence of this benefit.

    Section 4.7 SURVIVING SPOUSE OF PART-TIME PARTICIPANTS. In the case of a surviving spouse of a deceased part-time

Participant, notwithstanding the provisions of Section 4.2, the amounts set forth in such Section 4.2 will be reduced on the same basis as is provided in
Section 3.7 for the reduction of the minimum pension of a part-time Participant, whether or not the minimum pension was applicable to such deceased part-time Participant.

                                       ARTICLE V
                         DETERMINATION OF CONTINUOUS SERVICE

    SECTION 5.1 CONTINUOUS SERVICE DEFINED. "Continuous service" means service prior to retirement calculated from the Employee's last hiring date (this means in the case of a break in continuous service, continuous service will be calculated from the date of reemployment following the last unremoved break in continuous service) in accordance with the following provisions; provided, however, that the last hiring date prior to the original effective date of this Plan will be based on the practices in effect at the time the break occurred:

    a) There will be no deduction for any time lost which does not constitute a break in continuous service, except that in determining length of continuous service for pension purposes:

         1) that portion of any absence which continues beyond 3 years from commencement of absence due to a layoff or beyond 2 years from an absence due to physical disability will not be creditable as continuous service; provided, however, that absence in excess of 2 years due to a compensable disability incurred during the course of employment will be creditable as continuous service, if the Employee is returned to work within 30 days after final payment of statutory compensation for such disability or after the end of the period used in calculating lump sum payment, and

         2) the period between a break in service and the date of reemployment which results in the removal of a break in accordance with (c) below will not be creditable as continuous service.

    b)   Continuous service will be broken by:
         1)   quit;

         2) discharge, provided that if the Employee is rehired within 6 months, the break in continuous service will be removed,

         3) termination (if and when termination occurs pursuant to the Basic Agreement) due to permanent shutdown of a plant, department or subdivision thereof;

         4) absence which continues for more than 3 years or absence due to disability which continues for more than 2 years, except that (i) absence in excess of 2 years due to compensable disability incurred during the course of employment will not break continuous service, provided the Employee is returned to work within 30 days after final payment of statutory compensation for such disability or after the end of the period used in calculating a lump sum payment; and (ii) if an Employee is absent on account of layoff in excess of 3 years or absence due to disability in excess of 2 years returns to work with the Company within the period during which he retains his accumulated continuous service in accordance with the seniority provisions of the Basic Agreement, the break in continuous service will be removed;

         provided, however, that continuous service will not be considered to be broken by absence of any Employee who subsequent to May 1, 1940 entered the military, naval or merchant marine service of the United States, and who has reemployment rights under the law and complies with requirements of law as to reemployment and is reemployed.

    c) Except as otherwise provided in (b)(2) and (b)(4)(ii) above, an Employee who on or after January 1, 1976 incurs a break in continuous service prior to becoming eligible for an immediate or deferred vested pension, and who is reemployed by the Company will, upon completion of 1 year of continuous service following such reemployment, have such break in continuous service removed if the period of continuous service accrued prior to

                                         -104

         the break is in excess of the period between the break and the date of reemployment.

              Notwithstanding anything to the contrary contained in the foregoing, an Employee who on or after January 1, 1985 incurs a break in continuous service prior to becoming eligible for an immediate or deferred vested pension, and who is reemployed by the Company shall, upon completion of 1 year of continuous service following such reemployment, have such break in continuous service removed if the period between the break and the date of reemployment is less than 5 years.

    d) Notwithstanding (c) above, an Employee who on or after January 1, 1976 incurs a break in service by reason of quit or discharge prior to becoming eligible for an immediate or deferred vested pension and who is reemployed by the Company within 1 year from such quit or discharge shall, except as otherwise provided in (b)(4) above, be deemed to have had such break in service removed solely for purposes of determining eligibility for a pension pursuant to Section 2.1 or an unreduced pension commencing at age 65 pursuant to Section 2.8.

    e) For purposes of eligibility and vesting only, continuous service will include employment with other operations of the Company and with a member of a controlled group or an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code and the regulations issued thereunder. A "controlled group of corporations" means a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code.

    SECTION 5.2 ELAPSED TIME. Notwithstanding any other provisions of this article, this article will be interpreted and applied in conformity with the Internal Revenue Service regulations set forth in Section 1.410(a)-7 entitled "elapsed time." Accordingly, in fulfillment of such purpose, the following subparagraphs impose supplementary requirements which will be followed in crediting Employees with continuous service.

    a) Each Employee will be credited with a period of service (equivalent to years of continuous service) commencing no later than the Employee's employment commencement date and ending no earlier than the Employee's severance from service date. Severance from service date will be the earlier of the date on which an Employee quits, is discharged (subject to restoration of service within 6 months if rehired as set forth in
         Section 5.1) or dies, or the second anniversary of the first date of absence for any other reason (subject to the 2-year period and the further extensions for disability and uniformed government service in
         Section 5.1(b)(4) above and for child care leave in Section 5.1(b)(5) above).
    b) Continuous service will be credited as required by the service spanning rules. If an Employee severs from service by reason of quit, discharge or retirement and the Employee then performs an hour of service within the meaning of 29 C.F.R. Section 2530.200b-2(a)(1) within 12 months of the severance from service date, the Employee will be credited with service for the period of severance for purposes of participation and vesting. Notwithstanding the foregoing sentence, if an Employee severs from service by reason of quit, discharge or retirement during an absence from service of 12 months or less for any reason OTHER THAN quit, discharge, retirement or death and then performs an hour of service (as defined above) within 12 months of the date on which the Employee was first absent from service, the Employee will be credited with service for the period of severance for purposes of participation and vesting.

    c) An Employee will satisfy the requirement for years of continuous service under this Plan as of the date the Employee has completed a period of service equal to such requirement. An Employee who completes 1 year of continuous service as required in Section 1.14 for participation on the first anni-versary of his employment commencement date will have satisfied the service requirement for participation as of such date.

    d) A 1-year period of severance for purposes of applying Article V hereof is a 12 consecutive month period beginning on the Employee's severance from service date during which the Employee does not perform an hour of service (as defined above). Such term is used interchangeably with "1 year break in service."

                                      ARTICLE VI
                 REEMPLOYMENT AFTER ATTAINMENT OF PENSION ELIGIBILITY

    SECTION 6.1 APPLICABILITY OF OTHER SECTIONS. Except as otherwise provided in this Article VI, the provisions of all other sections of this Plan will be applicable to any Participant who is reemployed by the Company after having been retired and having received a pension or after having attained eligibility for a deferred pension under this document or a prior version of this Plan.

    SECTION 6.2 EFFECT ON PENSION. Any Participant who is receiving a pension under this document or a prior version of this Plan will upon reemployment by the Company have his pension discontinued.

    SECTION 6.3  CONTINUOUS SERVICE OF REEMPLOYED PARTICIPANT.

    a) Any Participant who has been retired and has received a pension or who is eligible for a deferred vested retirement pension under this or a prior version of the Plan and who will be reemployed by the Company will be credited with his continuous service as of the date of his prior retirement plus his continuous service accruing after reemployment for the purposes of calculating any subsequent pension benefits to which he may become entitled; provided, however, nothing in this paragraph will affect the calculation of continuous service as provided in Section 5.1(b)(4).

    b) If any Participant is reemployed more than 3 years after the Participant retired on or after September 1, 1993 or more than 3 years after he incurred a break in continuous service with eligibility for deferred vested pension and such

         Participant again retires or incurs a break in continuous service after such reemployment, then the amount of pension payable with respect to the period of continuous service accrued before the most recent prior retirement or prior break in continuous service shall be determined pursuant to the Basic Agreement in effect at the time of such prior retirement or prior break in service.

    c)   If a Participant who received a lump sum payment in accordance with
         Section 3.14 is reemployed by the Company, the continuous service with respect to which he received such lump sum payment is to be used in calculating any subsequent pension benefit to which he may become entitled only if, within 5 years of such reemployment, or if sooner within a period of 5 consecutive 1-year breaks in continuous service, the Participant repays an amount equal to the lump sum payment (reduced by an amount determined by multiplying the regular pension which had been settled by such lump sum payment by the number of months between occurrence of the break in con-tinuous service and reemployment) plus interest accrued at the rate established by law. At the time of reemployment, the Participant will be informed of his right to make repayment under the conditions described above.

    SECTION 6.4  SPECIAL PENSION ELIGIBILITY AFTER REEMPLOYMENT.


Notwithstanding anything to the contrary contained in this Plan, any Participant who has been rehired and is receiving a pension pursuant to the provisions of this Plan for 70/80 retirement or similar provisions of a prior version of this Plan and is subsequently reemployed by the Company will upon ceasing work after reemployment and prior to age 62 by reason of a permanent shutdown of a plant, department or subdivision thereof or by reason of layoff or physical disability be eligible to retire and will upon his retirement be eligible for a pension commencing with the month following the month in which retirement occurs ("reinstated 70/80 retirement pension"); provided, however, that such Participant will not be eligible under the provisions of this Article VI to retire during a period of absence from work due to a physical dis-ability until such disability continues for a period of 6 consecutive full calendar months.

    SECTION 6.5 SPECIAL RULES AS TO AMOUNT OF PENSION. Special payment will not be made in any case where a special payment was made to the Participant for a prior retirement under this document or any prior version of this Plan.

    SECTION 6.6 AMOUNT OF REINSTATED 70/80 RETIREMENT PENSION. The amount of regular pension for reinstated 70/80 retirement will be determined the same as a regular pension for 70/80 retirement.

                                     ARTICLE VII
                                  APPEALS PROCEDURE

    SECTION 7.1  DISPUTES AS TO ELIGIBILITY OR AMOUNT.

    a) If any difference arises between the Company and any Participant who is an Employee covered by the Basic Agreement and who is an applicant for a pension, or to whom a pension is payable, as to such Participant's right to a pension or the amount of his pension and agreement cannot be reached between the Company and a representative of the Union, such question will be referred to the

         Arbitrator established under the Basic Agreement, provided, however, that the President of the Union (or his designee) has given written approval of such referral. The Arbitrator will have authority only to decide the questions pursuant to the provisions of this Plan applicable to the question but it will not have authority in any way to alter, add to or subtract from any of such provisions. The decision of the Arbitrator on any such question will be binding on the Company, the Union and the Participant. If any difference arises between the Company and any person who is or claims to be a co-
pensioner or a surviving spouse of an Employee covered by the Basic Agreement, as to such person's right to a benefit under this Plan or the amount of such benefit, such difference will be resolved by the Company and a representative of the Union. If such difference is not so resolved, it may, by agreement of the Company and the Union, be referred to the Arbitrator described above, which will have authority as described above with respect to such difference, and if it is so referred, the decision of the Arbitrator will be binding on the Company, the Union and such person.

    b)   1)   If any difference arises between the Company and any Participant, who is not an Employee covered by the Basic Agreement, who is an applicant for a pension or to whom a pension is payable, as to such Participant's right to a pension and agreement cannot be reached between the Company and the Participant, the Participant or his authorized representative will file a claim for a pension in the manner and on the forms provided by the Committee. The
              Committee or its authorized representatives will decide on the merits after receipt of the claim and the Participant and his authorized representative, if any, will be notified in writing of the decision.

         2) If a claim is wholly or partially denied, the notice of the decision will be furnished within 60 days after receipt of the claim by the Committee. Such notice will be written in a manner calculated to be understood by the claimant and will include:

              i)   the specific reason or reasons for the denial;

              ii) specific reference to the pertinent Plan provisions on which the denial is based;

              iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              iv)  an explanation of the Plan's claim review procedure.

              If notice of denial of a claim is not furnished within the 60 days referred to above after receipt of the claim by the Committee and the claim has not been granted, the claim will be deemed denied for purposes of proceeding to review as described in paragraph (3) below.

         3) A claimant whose claim for benefits is denied in whole or in part or his authorized representative may:

              i) request a review upon written application to the Committee within 60 days after receipt by the claimant of written notice of the denial of his claim or within 120 days of receipt of his claim by the Committee if there is no notice of denial;

              ii)  review pertinent documents in the Company's offices; and

              iii) submit positions on issues and comments in writing.

              The Committee or its authorized representative will promptly review each denial of a claim upon which an application for review is submitted. Such review will be completed within 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than 120 days after receipt of a timely request for review. The decision on review will be in writing in a manner calculated to be understood by the claimant, and specific references to the pertinent plan provisions on which the decision is based.

    SECTION 7.2 DISPUTES AS TO PERMANENT INCAPACITY. If any difference arises between the Company and any Participant as to whether such Participant is or continues to be permanently incapacitated within the meaning of Section 2.5, such difference will be resolved as follows:

    a) the Participant will be examined by a physician appointed for the purpose by the Company and by a physician appointed for the purpose by a duly authorized representative of the Union if the Participant is an Employee in the bargaining unit represented by the Union. Otherwise, a Participant may select a physician to examine him after he has been examined by a physician appointed by the Company;

    b) if they disagree concerning whether the Participant is permanently incapacitated, the question will be submitted to a third physician selected by such two physicians. The medical opinion of the third physician, after examination of the Participant and consultation with the other two physicians, will decide such question;

    c) the fees and expenses of the third physician will be shared equally by the Company and the Union, or the Participant if he is not an employee in the bargaining unit represented by the Union.

                                     ARTICLE VIII
                                 TRUST AND FINANCING

    SECTION 8.1 THE TRUST. For purposes of supplying the benefits herein provided, the Company is utilizing the Trust identified in Section 1.20. Contributions of the Company are deposited in the Trust Fund administered by the Trustee identified in Section 1.21. Such Trustee and any successor trustee appointed by the Board of Directors will have the rights, powers and duties as set forth in the Trust, as amended from time to time.

    SECTION 8.2 CONTRIBUTIONS. Contributions of the Company to the Trust Fund will be made in such amounts and at such times as the Company will determine. The Company intends to contribute annually at least such amounts as are actuarially determined to be required to fund the Plan as prescribed by
Section 412 of the Code. Such contributions will be made in accordance with a funding policy and method to be established by the Company consistent with the objectives of the Plan and in conformity with ERISA.

                                      ARTICLE IX
                                    ADMINISTRATION

    SECTION 9.1 FIDUCIARIES. The various responsibilities assigned by the Company to Fiduciaries pursuant to this Plan are allocated to each Fiduciary separately and no responsibility pursuant to this Plan or ERISA will be shared with another Fiduciary unless the Plan specifically provides for sharing. The Company will have the sole responsibility for making contributions to provide benefits under the Plan and will have the sole authority to appoint and remove the Trustee and the members of the Committee and to amend or terminate the Plan. The Committee will have the sole responsibility for the administration of this Plan. The Trustee will have the sole responsibility for the administration of the Trust and the management of assets held in the Trust Fund in accordance with the terms of the Trust except as to assets for which another investment manager is appointed. Each Fiduciary may rely upon any direction, information or action of another Fiduciary furnished or taken pursuant to this Plan as being proper without further inquiry. Each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another Fiduciary.

    SECTION 9.2 APPOINTMENT OF COMMITTEE. This Plan will be administered by an administrative committee (the "Committee") consisting of 6 persons who will be appointed by the Board of Directors of the Company. The Board of Directors will have full power to determine the period during which any Committee member will serve and in its discretion may remove any member of the Committee at any time without assigning any reason for such removal. The members of the Committee may be Participants. Any member of the Committee will automatically cease to be a member of the Committee on termination of his employ-ment. An officer of the Company will certify to the Trustee the names of the members of the Committee and thereafter any change in its membership.

    SECTION 9.3 QUORUM. The action of a majority of the members of the Committee at the time acting hereunder, and any instrument executed by a majority of such members of the Committee, will be considered the action or instrument of the Committee. Action may be taken by the Committee at a meeting or in writing without a meeting.

    No member of the Committee, however, will vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan.

    The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee will notify the Trustee in writing of such action and of the name or names of its members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Committee, until the Committee files with the Trustee a written revocation of such designation.

    SECTION 9.4 POWERS AND DUTIES. The Committee will be charged with the administration of this Plan and its duties will include the interpretation of the provisions of the Plan, the adoption of any rules and regulations which may become necessary or desirable in the operation of the Plan, the determination of how and when benefits should be paid, the keeping of individual accounts of each Participant in the Plan, the making of such determinations and the taking of such actions as are expressly authorized or directed in the Plan, and the taking of such other actions as may be required for the proper administration of the Plan in accordance with the terms hereof.

    The Plan will be administered in accordance with ERISA and in conformity with regulations and rulings issued pursuant to such laws. Within the scope of authority conferred upon it by this Plan and consistent with the provisions of ERISA, the Committee will make all decisions as to the facts bearing upon the right of any person to benefits and the application of any term of the Plan or any rule or regulation of the Committee to any case.

    The Committee may employ such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such persons may be acting in a similar capacity for, or may be employees of, the Company. To the extent permitted by ERISA, the Committee will be entitled to rely upon, and will be fully protected in any action taken by it in good faith reliance upon and in accordance with, any opinions or reports furnished to it by any such accountant, counsel, or other specialist.

    SECTION 9.5 IMMUNITY OF COMMITTEE. To the extent permitted by ERISA, each member of the Committee, whether or not then in office, will be held harmless and indemnified by the Company against all claims and liabilities and all expenses reasonably incurred or imposed upon him in connection with or resulting from any action, suit or proceeding, or settlement or compromise thereof approved by the Company, to which he may be made a party by reason of any action or alleged action, either of omission or commission, performed by him while acting as a member of the Committee, except in relation to matters as to which recovery shall be had against him by reason of a final adjudication in such action, suit or proceeding finding him guilty of willful misconduct or lack of good faith. Plan assets will not be used as a source for any compensation paid to members of the Committee by reason of their service on the Committee. All reasonable expenses of administering the Plan will be paid from the Trust Fund unless paid by the Company. Members will not be required individually to furnish bonds or other security for faithful performance of their duties. The Company will furnish bonding as required by ERISA.

    SECTION 9.6 CLAIMS AND REVIEW PROCEDURES. Differences between the Company and any Participant shall be resolved pursuant to the provisions of Article VII.

                                      ARTICLE X
                                  GENERAL PROVISIONS

SECTION 10.1 PERMANENCY OF THE PLAN. This Plan is intended to be permanent; however by a resolution of the Board of Directors or a writing executed by any two officers of the Company, this Plan may be terminated, at any time, with respect to all or a portion of the covered Participants. In that event the Company shall cause the Trust Fund to be liquidated as provided in ERISA. In the event that the Company shall cease to exist, the Plan will be terminated unless it is adopted by a successor employer.

    Upon the termination or partial termination of the Plan the rights of all affected Employees to benefits accrued to the date of such termination or partial termination, to the extent funded as of such date, are nonforfeitable. In the event of termination of the Plan, the Committee will direct the Trustee to make provision for the expenses of the Plan and the Trust Fund and then to allocate the assets in the Trust Fund (to the extent such assets are sufficient) in accordance with Section 4044 of ERISA. Any assets remaining after the provision for expenses and allocations required by ERISA will be returned to the Company.

    It is the express intention of the Plan that the foregoing allocation of assets upon termination be accomplished in accordance with the provisions of
Section 4044 of ERISA and that the provisions of ERISA be controlling in the event of any conflict or inconsistency between this Plan and the provisions of ERISA.

    To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Committee in its discretion may determine. In making such distribution, any and all determinations, divisions, appraisals, apportionments, and allotments so made will be final and conclusive and not subject to question by any person.

    SECTION 10.2 AMENDMENT OF PLAN. This Plan may be amended, retroactively or otherwise, at any time and from time to time by resolution of the Board of Directors or by an instrument in writing executed by any two officers of the Company, provided, however, that:

    a) no amendment may be made prior to the satisfaction of all expenses of the Plan and expenses of the Trust attributable to this Plan and of all liabilities with respect to Participants, co-pensioners, or surviving spouses which would permit any part of the Trust Fund attributable to the Plan to be used for or diverted to any purpose other than for the exclusive benefit of such persons and the payment of administration expenses of the Plan and of the Trust attributable to this Plan; and

    b) no amendment will deprive any person of nonforfeitable rights to benefits accrued to the date of such amendment. If any amendment is made which affects the vesting schedule of benefits under the Plan, each Participant who has 5 or more years of service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

         1)   60 days after the amendment is adopted;

         2)   60 days after the amendment is effective; or

         3) 60 days after the Participant is issued written notice of the amendment by the Committee.

    SECTION 10.3 MERGER OR CONSOLIDATION OF PLAN. This Plan may not be merged or consolidated with, nor its assets or liabilities transferred to, another plan unless provisions are made so that each Participant would immediately thereafter be entitled to receive a benefit at least as great as the benefit he would have been entitled to receive from this Plan immediately before the transaction, assuming for purposes of this test that this Plan had terminated immediately before and the successor plan had terminated immediately after such transaction.

    SECTION 10.4 NO INTEREST IN TRUST FUND. No Participant prior to his retirement under conditions of eligibility for pension benefits will have any right or interest in or to any portion of any funds which may be paid into any pension Trust or Trusts heretofore or hereafter established for the purpose of paying pensions and no Participant or co-pensioner will have any right to pension benefits except to the extent provided in this Plan. Employment rights will not be affected by reason of this Plan.

    SECTION 10.5 NO CONTRACT OF EMPLOYMENT. Nothing contained in this Plan may be construed as a contract of employ-ment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

    SECTION 10.6 NO DIVERSION OF TRUST FUND. It will be impossible at any time prior to the satisfaction of all liabilities with respect to Participants, their co-pensioners, or surviving spouses for any part of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than for the exclusive benefit of Participants, their co-pensioners, or surviving spouses. All forfeitures arising under the Plan will be applied to reduce the Company's contributions. No such forfeitures will be applied to increase the benefits any Participant, co-pensioner, or surviving spouse would otherwise receive under the Plan.

    SECTION 10.7 ALIENATION OF BENEFITS PROHIBITED. No benefit payable under this Plan will be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind, and any attempt to accomplish the same will be void.

    If the Committee finds that any person (Participant, co-pensioner or surviving spouse) to whom any benefit payment is due or will become due has become physically or mentally unable to handle his own affairs, or is a minor, the Committee in its sole discretion may direct that any benefit due him, unless claim has been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative or a person with whom he resides, and such payment will be a complete discharge of all liability under this Plan.

    Notwithstanding anything to the contrary contained herein, the Company will comply with any Qualified Domestic Relations Order, as such term is defined in the Code, that creates a right in any person with respect to the benefit payable to a Participant under the Plan provided that the Order states: (i) the name and last known mailing address of the Participant or former Participant and each person to whom payment is to be made; (ii) the amount of payment to be made under the Order, or either the percentage of the Participant's benefit to be paid or a formula for calculating such percentage; (iii) the number of payments to be made or the period of payment under the Order; and (iv) the name of the plan to which the Order applies. An order of a court will not be considered a Qualified Domestic Relations Order and will not be given effect if it purports to require that this Plan pay any type or form of benefit or any option not otherwise provided under the Plan, or any increased benefit, taking into account the actuarial equivalent values of benefits payable under the Plan, or if it orders payments which are already required by a prior Order to be paid to a different person.

    SECTION 10.8 WRITTEN COMMUNICATIONS. Any notice, request, instruction, or other communication to be given or made hereunder will be in writing and either personally delivered or mailed fully postpaid and properly addressed to such address at the last address for notice shown on the Committee's records.

    SECTION 10.9 NAME AND ADDRESS CHANGES. Each person entitled to a benefit hereunder will at all times be responsible for notifying the Committee of any change in his name or address. If any benefit check (which was mailed to the last address of the payee shown on the Committee's records) is returned unclaimed, further payments will be discontinued until the Committee directs otherwise.

    SECTION 10.10 IDENTITY OF PAYEE. If at any time any doubt exists as to the identity of any person entitled to payment of any benefit hereunder or as to the amount or time of any such payment, the Committee will direct that such sum be held in the Trust until a further order of the Committee or a final order of a court of competent jurisdiction in accordance with any lawful procedure.

    SECTION 10.11 EVIDENCE CONCLUSIVE. The Company, the Committee, and any person or persons involved in the administration of the Plan will be entitled to rely upon any certification, statement, or representation made or evidence furnished by any person with respect to his age or other facts required to be determined under any of the provisions of the Plan, and will not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Nothing herein contained will be construed to prevent the Company or the Committee from contesting any such certification, statement, representation, or evidence or to relieve any person from the duty of submitting satisfactory proof of his age or such other fact. Notwithstanding the foregoing, the Company shall have the right to correct any error when it becomes known and to make any adjustment in future pension payments under this Plan to recoup any overpayments previously made due to such error. This provision shall not prevent the Company from taking any other action available to it to recover amounts erroneously paid under the Plan.

    SECTION 10.12 INDIVIDUAL LIABILITY. To the extent permitted by law, it is declared to be the express purpose and intention of the Plan that no liability whatever will attach to or be incurred by the stockholders, officers, Committee members, employees or directors of the Company under or by reason of any of the terms or conditions of this Plan.

    SECTION 10.13 DEDUCTIONS FOR INSURANCE PREMIUMS. Upon authorization by a Participant, on a form approved by the Company, the amount of premium payable by him for coverage through a Health Maintenance Organization ("HMO") or for medical benefits coverage, as provided under an insurance agreement between the Company and the Union, or the amount of any overpayments made to the Participant by the Company or its insurer in the course of paying any insurance benefits, supplemental unemployment benefits or extended vacation benefits provided by any agreement between the Company and the Union, will be deducted from any pension payable under this Plan to the extent permitted by law.

    SECTION 10.14 NUMBER AND GENDER. Words in the singular set forth in this Plan will include, and be read as being in, the feminine gender also. Words in the masculine gender set forth in this Plan will be read and construed as being in the plural wherever the context requires.

                                       ARTICLE
                            HOSPITAL-MEDICAL BENEFITS FOR
                      ELIGIBLE PENSIONERS AND SURVIVING SPOUSES

    SECTION 11.1 ALLOCATION OF FUNDS TO SEPARATE ACCOUNT. The Plan provides for the payment of benefits for sickness, hospitalization, and medical expenses ("Section 401(h) benefits") of Participants who have retired, and the spouses and eligible dependents of such Participants ("medical expense beneficiaries"). The Committee will cause to be allocated to a separate account, which will be maintained by the Trustee for the purposes set forth in this Article XI (but which need not be invested separately from other funds held by the

Trustee under the Plan for retirement benefits), a portion of the Trust Fund not to exceed the amount of accrued liability for Section 401(h) benefits as determined by an "enrolled actuary" (within the meaning of ERISA). Such allocated portion of the Trust Fund will be used to provide funds for payment of the accrued liability, in whole or in part, for Section 401(h) benefits of medical expense beneficiaries but in no event will the amounts so transferred at any time reduce the Trust Fund (remaining after setting aside such separate account) below an amount which is 110% of a sum required to fully fund all accrued retirement benefits under the Plan. The Committee may provide for further allocations to such separate account, subject to the same conditions, as of a convenient date in each year following the initial allocation. Contributions to fund Section 401(h) benefits hereunder may be made by the Company from time to time, provided that such contributions meet the requirements of Section 11.5.

    SECTION 11.2 METHOD OF ALLOCATION. The portion or portions of the Trust Fund that may be allocated to a separate account each year as provided in
Section 11.1 will not exceed such amount as an enrolled actuary (using such factors as expected claims, earnings and mortality assumptions) determines to be necessary to provide for the payment of Section 401(h) benefits of medical beneficiaries during such year and, in addition, the Committee may allocate such amounts as may be required to provide funds to pay existing determined accrued liabilities for such benefits, in whole or in part.

    SECTION 11.3 BENEFITS PAYABLE. The Section 401(h) benefits (and the amounts thereof) which are to be paid pursuant to this Article XI are specified in the Program of Hospital-Medical Benefits for Eligible Pensioners and Surviving Spouses of Acme Steel Company Riverdale Plant effective January 1, 1981, as the same may be amended and/or supplemented from time to time (or any similar program which supersedes such Program, as so amended and/or supplemented). Nothing herein will be construed as guaranteeing that any medical benefits will continue to be provided hereunder or under such Program in the future or under the same terms and conditions as such medical benefits currently are provided under the Program, and the Company has reserved the right to amend the Program as provided for therein, including the right to amend the coverages thereunder, the eligibility therefor and the manner in which the cost thereof is shared by the Company, the Participants and their dependents.

    SECTION 11.4 DEFINITIONS. For purposes of this Article XI the following terms have the following meanings:
    a)   "Dependents" means any of the following individuals:
         1)   the spouse of a pensioner;
         2) unmarried children under 19 years of age, meeting any of the following categories:
              i)   a blood descendent of the first degree;
              ii) a legally adopted child (including a child living with the adopting parents during a period of probation);
              iii) a stepchild residing in the pensioner's household; or
              iv) a child permanently residing in the household of which the pensioner is the head and is actually being supported solely by such pensioner, provided the pensioner is related to the child by blood or marriage or is the child's legal guardian;
         3) children after attainment of age 19 but not beyond attainment of age 25, if, in addition to otherwise meeting the definition of dependent child as contained in (2) above, such child is a full-time student; or
         4) children after attainment of age 19, if, in addition to otherwise meeting the definition of dependent children as contained in (2) above, such child is incapable of self-support because of a disabling illness or injury that commenced prior to age 19.
    b)   "Medical expense" means expenses for medical care as defined in
         Section 213(d)(1) of the Code.

    SECTION 11.5 ADDITIONAL REQUIREMENTS. The following requirements shall apply to the separate account established to provide for the payment of Section 401(h) benefits of medical expense beneficiaries:
    a) Contributions to fund Section 401(h) benefits hereunder may be made by the Company from time to time, provided that (i) such contributions are reasonable and ascertainable, and (ii) the aggregate of contributions (made after the date on which the Plan first includes Section 401(h) benefits) to provide Section 401(h) benefits provided for under the Plan will not exceed 25% of the aggregate contributions to the Plan (made after such date) other than contributions to fund past service credits. At the time the Company makes a contribution to the Plan, it will designate that portion of such contribution allocable to the funding of medical benefits. Any benefits provided directly by the Company will be considered as provided under the Plan and as contributions to the Plan to provide medical benefits hereunder except to the extent such amounts may be considered as interest-free loans by the Company to the Plan in accordance with Prohibited Transaction Class Exemption 80-26 (which Exemption would permit the Plan to repay the Company such amounts paid on behalf of the Plan as interest-free loans).

    b) It shall be impossible, at any time prior to the satisfaction of all liabilities under the Plan to provide Section 401(h) benefits of medical expense beneficiaries, for any part of the corpus or income of such separate account to be (within the taxable year or thereafter) used for, or diverted to, any purpose other than the providing of such benefits and the payment of expenses attributable to the administration of such benefits.

    c)   Upon the satisfaction of all liabilities under the Plan to provide
         Section 401(h) benefits, any amounts remaining in such separate account will revert to the Company. Notwithstanding the foregoing, it is intended that no amount transferred to the separate account hereunder to provide medical benefits will revert to the Company (subject to the permitted repayment of any amounts which are considered as interest-free loans under Prohibited Transaction Exemption 80-26). Accordingly, if amounts are transferred to the separate account pursuant to Section 11.1 in excess of the medical benefits currently payable from such account, as long as any such transferred amounts are held in such separate account the medical benefit liabilities under the Plan and such separate account may not be terminated until all such transferred amounts have been distributed to provide medical benefits.

              During such periods of time that the separate account contains both transferred amounts under Section 11.1 and contributions under
         Section 11.5(1), all payments from the separate account will be considered as distribution of amounts transferred under Section 11.1 and earnings thereon before any such distributions are considered as distributions of contributions made under Section 11.5(1).

    d) At no time will the value of the assets of such separate account exceed 25% of the value of the aggregate assets held in the Trust Fund established for the Plan.

                                      EXHIBIT A
                                TABLES OF PERCENTAGES
    This Table of Percentages will be used in calculating the amounts payable if one of the following options is applicable: the Pre-Pension Spouse Coverage (50%), the Automatic 50% Spouse Option, the 50% Co-Pensioner Option, or the 100% Co-Pensioner Option.


                                     Participant's Age


Difference between
Participant's Age
and Spouse's or
Co-Pensioner's Age                      50% Options

                        51      52      55      58      61      64
Participant             and     to      to      to      to      and
Older                   Under   54      57      60      63      Over
20 or more years        71%     72%     73%     73%     74%     74%
17, 18 or 19 years      71%     72%     73%     74%     75%     75%
14, 15 or 16 years      72%     73%     74%     75%     76%     76%
11, 12 or 13 years      73%     74%     75%     77%     77%     78%
 3,  9 or 10 years      74%     75%     77%     78%     79%     80%
 5,  6 or  7 years      75%     76%     78%     79%     81%     82%
 2,  3 or  4 years      76%     77%     79%     81%     82%     83%
less than  2 years      77%     79%     81%     83%     84%     85%

Participant
Younger
less than 2 years       77%     79%     81%     83%     84%     85%
 2,  3 or  4 years      79%     80%     82%     84%     86%     87%
 5,  6 or  7 years      80%     82%     84%     86%     88%     89%
 8,  9 or 10 years      82%     84%     86%     88%     90%     91%


                                     Participant's Age


Difference between
Participant's Age
and Spouse's or
Co-Pensioner's Age                      50% Options
11, 12 or 13 years      84%     85%     88%     90%     92%     93%
14, 15 or 16 years      86%     87%     89%     91%     93%     94%
17, 18 or 19 years      87%     89%     91%     93%     95%     96%
20 or more years        89%     91%     93%     94%     96%     96%


                                     Participant's Age


Difference between
Participant's Age
and Spouse's or
Co-Pensioner's Age                      100% Options
                        51      52      55      58      61      64
Participant             and     to      to      to      to      and
Older                   Under   54      57      60      63      Over
20 or more years        56%     57%     58%     58%     58%     58%
17, 18 or 19 years      56%     58%     59%     60%     60%     60%
14, 15 or 16 years      57%     59%     60%     61%     62%     62%
11, 12 or 13 years      58%     60%     62%     63%     64%     64%
 3,  9 or 10 years      59%     61%     63%     65%     66%     66%
 5,  6 or  7 years      60%     62%     65%     67%     68%     69%
 2,  3 or  4 years      62%     64%     67%     69%     71%     72%
less than  2 years      64%     66%     69%     71%     73%     75%

Participant
Younger
less than  2 years      64%     66%     69%     71%     73%     75%
 2,  3 or  4 years      66%     68%     71%     74%     76%     78%
 5,  6 or  7 years      68%     70%     73%     76%     79%     81%
 8,  9 or 10 years      70%     73%     76%     79%     82%     84%
11, 12 or 13 years      73%     75%     79%     82%     85%     87%
14, 15 or 16 years      75%     78%     81%     84%     87%     90%
17, 18 or 19 years      78%     81%     84%     87%     90%     92%
20 or more years        80%     83%     87%     89%     92%     93%


NOTES: Participant's age and spouse's or co-pensioner's age rounded to the nearest whole year; e.g., age 51 years, six months becomes
              52. Age differential is net difference between participant's and spouse's or co-pensioner's ages as rounded.

              If the named co-pensioner is any person other than the pensioner's spouse, it may, in compliance with Internal Revenue Service regulations, be necessary to modify the amount payable to the pensioner and co-pensioner so as to provide that the present value of the benefit payable to the pensioner is more than 50% of the present value of the pension that would have been payable to the pensioner had he not elected a survivor option.

                                      EXHIBIT B

                       SPECIAL RULES REGARDING ALLOWED SERVICE

    Any Participant covered by the September 1, 1993 Pension Agreement between Acme Steel Company and the United Steelworkers of America who retires on or after September 1, 1993, and who incurred 1 or more breaks in continuous service prior to such date will, to the extent and under the conditions specifically set forth below, be credited, for pension purposes only, with service (hereinafter referred to as allowed service) for a period of employment with the Company prior to such break.

A. Allowed service will be credited in accordance with C, D, E or F below only upon retirement or death of the employee.

B.  Allowed service will be credited in accordance with C, D, E or F below:

    1. To determine the amount of (as distinct from eligibility for) any benefit provided pursuant to the Pension Agreement, and

    2.   To determine eligibility for only

         (a) Normal Retirement provided the Participant has attained age 65 and the sum of the Participant's allowed and continuous service is 15 or more years;
         (b)  62/15 Retirement;
         (c)  Permanent Incapacity Retirement;
         (d)  70/80 Retirement;
         (e) Deferred Vested Pension, provided the Participant has attained age 40 and the sum of the Participant's allowed and continuous service is 15 or more years if the final break in continuous service occurred for reasons other than quit or discharged; or
         (f)  Surviving Spouse's Benefit.

C. For the purposes of A and B above, allowed service will be credited for a period of employment prior to a break in continuous service, excluding any period between the last date worked and the date such a break occurs, if the Participant either:

    1. Had 1 or more years of continuous service prior to such break and either:

         (a) incurred such break for any reason other than discharge and has 30 or more years of continuous service since his last hiring date; or

         (b) incurred such break by reason of a quit and was reemployed within 6 months after such break; or

         (c) incurred such break by reason of a quit to return to school and worked as required for the Company during such summer vacation from school and was available for work immediately upon graduation; or

         (d) incurred such break by reason of a quit and has 15 or more years of continuous service since his last hiring date, and the length of continuous service prior to such break was at least 2 times the length of the period between such break and his last hiring date; or

    2. Incurred such break in continuous service by reason of absence due to layoff or disability and:

         (a) had 2 or more years of continuous service prior to the commencement of the absence that resulted in such break; and

         (b) the length of continuous service prior to such break was at least 2 times the length of the period between such break and his last hiring date; and

         (c) had 15 or more years of continuous service since his last hiring date; or

    3. Incurred a break in continuous service by reason of payment of severance allowance and the length of continuous service on which such severance allowance was computed was at least 2 times the length of the period between such break and his last hiring date.

D. For the purposes of A and B above, allowed service will be credited for continuous service accrued prior to a break in such service by reason of absence due to layoff or disability if the Participant incurred such break prior to January 1, 1960 and the period of such absence but in no case more than 5 years.

E. For the purposes of A and B above, if a Participant who worked at least 1 day in 1993 prior to September 1 had a break in continuous service due to layoff which continued in excess of 2 years but such break was removed due to the Participant's recall to work with the Company under a prior Pension Agreement with the period during which he retains his accumulated continuous service in accordance with the seniority provisions of the Basic Agreement (including any service accumulation under the Basic Agreement exclusively for purposes of recall), the period from the break in service until the earlier of (i) the date the Participant returned to work or (ii) 5 years from the date last worked will be credited as allowed service.

F. If the Participant had 2 or more breaks in continuous service, only the longest single period which meets the criteria for allowed service set forth in C, D, or E above will be credited as allowed service.

G. In the case of a Participant whose pension is determined in accordance with Sections 3.3(a) or (f) of the Plan the amount determined under that provision will be increased by an amount equal to the Participant's Enriched Benefit

    Unit multiplied by each year (and fractions thereof calculated to the nearest month) of allowed service.

H. The increased amount determined under G above will be used in the determination of regular pension in accordance with Section 3.3 of the Plan.

    In view of the expanded provisions contained in the January 1, 1976 Pension Agreement for removing breaks in continuous service, the foregoing is limited to breaks in continuous service that occurred prior to January 1, 1976 except with respect to E above which also includes breaks in continuous service that occurred on or after January 1, 1976.

                                      EXHIBIT C

                        PAYMENTS TO PRE-1974 SURVIVING SPOUSES

    The Company will make a cash payment to certain surviving spouses as described below:

    1. For purposes of this Exhibit C, the term "Covered Person" shall mean a person eligible for a Surviving Spouse Benefit pursuant to a Pension Agreement in effect prior to July 31, 1974.

    2.   The total cash payment of a Covered Person shall be up to $6,000.

    3. The cash payment provided for under this Exhibit C shall be made to Covered Persons whose identity and location are known or made known to the Company in 12 equal installments due and payable as follows:

    First Installment            -           February 28, 1994
    Second Installment           -           August   31, 1994
    Third Installment            -           February 28, 1995
    Fourth Installment           -           August   31, 1995
    Fifth Installment            -           February 28, 1996
    Sixth Installment            -           August   31, 1996
    Seventh Installment          -           February 28, 1997
    Eighth Installment           -           August   31, 1997
    Ninth Installment            -           February 28, 1998
    Tenth Installment            -           August   31, 1998
    Eleventh Installment         -           February 28, 1999
    Twelfth Installment          -           August   31, 1999

No payment shall be made to a Covered Person if the pensioner is not deceased as of the payment date. Moreover, if the pensioner died within the 6-month period preceding a payment date, the payment for such payment date will be prorated based upon the month in which death occurred in such 6-month period (I.E., if death occurred in January 1994, the February 28, 1994 payment shall be one-sixth of the full amount; if death occurred in June 1994, the August 31, 1994 payment shall be one-third of the full amount; etc.).

    4. Notwithstanding anything to the contrary stated herein, no installment payment shall be made hereunder with respect to a Covered Person who dies prior to the date such payment is due and payable.

                                      EXHIBIT D

                        PAYMENTS TO CERTAIN SURVIVING SPOUSES

    The Company will make a cash payment to certain surviving spouses as described below:

    1. For purposes of this Exhibit D, the term "Covered Person" shall mean a person who would qualify as a surviving spouse, as described in Sections 4.1 and
4.5 of the Plan effective September 1, 1993, with respect to a pensioner who retired prior to August 1, 1974 on other than a deferred vested pension, and who is deceased or dies on or before August 31, 1999; provided, however, that such person is not otherwise eligible to receive a Surviving Spouse's Benefit pursuant to the applicable terms of the Plan.

    2.   The total cash payment of a Covered Person shall be up to $6,000.

    3. The cash payment provided for under this Exhibit D shall be made to Covered Persons whose identity and location are known or made known to the Company in 12 equal installments due and payable as follows:

    First Installment            -               February 28, 1994
    Second Installment           -               August   31, 1994
    Third Installment            -               February 28, 1995
    Fourth Installment           -               August   31, 1995
    Fifth Installment            -               February 28, 1996
    Sixth Installment            -               August   31, 1996
    Seventh Installment          -               February 28, 1997
    Eighth Installment           -               August   31, 1997
    Ninth Installment            -               February 28, 1998
    Tenth Installment            -               August   31, 1998
    Eleventh Installment         -               February 28, 1999
    Twelfth Installment          -               August   31, 1999

No payment shall be made to a Covered Person if the pensioner is not deceased as of the payment date. Moreover, if the pensioner died within the 6-month period preceding a payment date, the payment for such payment date will be prorated based upon the month in which death occurred in such 6-month period (I.E., if death occurred in January 1994, the February 28, 1994 payment shall be one-sixth of the full amount; if death occurred in June 1994, the August 31, 1994 payment shall be one-third of the full amount; etc.).

    4. Notwithstanding anything to the contrary stated herein, no installment payment shall be made hereunder with respect to a Covered Person who dies prior to the date such payment is due and payable.

    5. The Company shall make a good faith effort to identify and determine the current address of all Covered Persons who may be entitled to payments hereunder. Nothing herein, however, shall require the Company to incur any costs or expenses which are unreasonable in connection with its efforts to so identify and locate such individuals. If the Company becomes aware of the identity and location of any Covered Person, the Company shall promptly make such installment payments to such person if then living; provided, however, that the Company shall have no obligation hereunder with respect to any payment due hereunder if the Company, after making a good faith effort to do so, is unable to determine the identity and current address of such person prior to the termination of the Basic Labor Agreement.

    6. Application for this payment shall be made on a form specified by the Company. The surviving spouse must also provide certified copies of the participant's birth certificate, the spouse's birth certificate, marriage license, and a copy of a letter from the Social Security Administration showing eligibility for widow or widower's benefits. The Company may request other reasonable proofs in lieu of or in addition to the aforementioned items in order to determine eligibility for benefits.

                                      EXHIBIT E

                            Special Rules with Respect to
                               RULE-OF-65 RETIREMENT

                                       PREAMBLE

    The Employment and Income Security Program was established by the Company and the Union in recognition of their desire to provide increased economic protection for long-service employees who are involuntarily displaced from their jobs. The parties agree that the method of achieving this objective is to facilitate the placement of such employees in suitable long-term jobs and, when such jobs are not available, to reduce the adverse economic consequences to such employees by providing eligible employees with extended SUB and rule-of-65 pensions as outlined herein.

    Through the Employment and Income Security Program, the parties specifically provide that employees who have at least 20 years of continuous service as of their last day worked and who are laid off and are not placed in suitable long-term jobs may receive additional income protection in the form of extended SUB and insurance benefits. The parties also provide that employees who have at least 20 years of continuous service as of their last day worked and who are disabled may receive additional insurance protection in the form of extended S&A and insurance benefits. In addition, the parties provide eligible employees who are not offered suitable long-term employment with a pension under rule-of-65 retirement plus a monthly supplement.

    Pursuant thereto the parties have provided the rules set forth in this Exhibit E in a manner which will best enhance the employment and income security of eligible employees. Except as expressly provided herein, the application of these rules shall not interfere with, limit or in any way adversely affect the rights or obligations of any employee or the Company under any other existing agreement.

I.  Definition of Suitable Long-Term Employment

    A. A job offered by the Company will constitute an offer of suitable long-term employment (hereinafter "SLTE") if:

         1.   The employee is physically qualified to perform the job, and

         2. The employee has the ability and skills required to perform the job or has the ability to absorb such training for the job as is to be offered and as is necessary to enable the employee to perform the job satisfactorily, and

         3. The job offered is not a temporary job or a job known to be of limited duration, and

         4. The job offered is not in a salaried or plant protection bargaining unit unless the employee has had significant work experience with the Company of a technical, plant protection or clerical nature during the 5-year period preceding his last day worked, and

         5. Subject to paragraph B below, the job offered is in a bargaining unit represented by the Union, and

         6. Except as may be provided pursuant to paragraph B below, the job offered is at the employee's home plant, including a job which the employee is not required to accept under applicable seniority agreements or practices, provided there is no employee with a greater right to such job under applicable seniority agreements or practices who desires assignment to such job. Where an applicable seniority agreement or practice permits an employee to elect layoff in lieu of assignment to the job offered, such fact shall not preclude the job offered from being SLTE.

    B.   1.   The parties recognize that situations may arise in the future when the Company will not be able to offer SLTE to employees in accordance with paragraph A above. In such instance, the Company and the Union will discuss the terms and conditions for a procedure for providing offers of SLTE at other employment locations or in other employee groups in a manner consistent with understandings and procedures then prevailing in agreements between the United Steelworkers of America and the Coordinating Committee Steel Companies.

         2. In the event that the Company and the Union cannot reach agreement concerning such matters, the dispute shall be submitted for resolution to the arbitrator selected in accordance with the procedure set forth in the Basic Agreement at the request of either the Company or the International Union.

              In resolving any such dispute, the arbitrator may take into consideration such factors as:

              a.   The nature of the operations and jobs involved;

              b.   The prospects for long-term employment;

              c. The problems that employees are likely to encounter if they were to accept employment;

              d. The cost to the Company if it cannot make offers of SLTE at the employment locations in question;

              e.   The existence of other employment alternatives.

              In resolving such dispute, the arbitrator may take into account the distance between the employee's home plant and a proposed employment location but the fact that such distance may be greater or lesser than the distances between employment locations identified in similar arrangement agreed to by the United Steelworkers with any of the Coordinating Committee Steel Companies shall not be considered by the arbitrator as being determinative of the issue. Finally, the proposals made by each party with respect to any matter coming before the arbitrator and the discussions had with respect thereto shall not be used, or referred to, in any way during or in connection with the arbitration of any dispute under this provision.

    C. The Company may offer SLTE to an employee who is eligible or could become eligible for 70/80 retirement and who had at least 20 years of continuous service as of his last day worked. The employee may elect to accept or refuse such offer. If he accepts such offer, he will be treated the same as if he had been otherwise eligible for a rule-of-65 retirement, except that any elections provided would be for a 70/80 retirement rather than a rule-of-65 retirement if he has at the time of retirement attained the age and service which would qualify him for a 70/80 retirement. If he refuses such offer, the refusal will have no effect upon his eligibility or potential eligibility for a 70/80 retirement.

II. Offer and Acceptance of SLTE

    A. The Company may offer SLTE to an employee who is otherwise eligible or could become eligible for a rule-of-65 retirement at any time prior to the date on which the employee incurs a break in continuous service.

    B. A refusal by an employee who is otherwise eligible or could become eligible for a rule-of-65 retirement to accept an offer of SLTE will result in his ineligibility for rule-of-65 retirement in connection with his last separation from active employment prior to such refusal, except as follows:

         An employee may refuse an offer of SLTE at his home plant during his grace period if the employee has a right under an applicable local seniority agreement or practice established prior to January 1, 1978 which permits the employee to elect layoff in lieu of assignment to the job offered. The employee's grace period shall be the period of weeks following the employee's last day worked that is equal to the number of credit units in excess of 52 credited to him under the SUB Plan as of his last day worked.

    C. In order to assist the employee in understanding the implications of his decision to accept or reject an offer of SLTE, the Company will provide an employee receiving such an offer with a written explanation of his rights and obligations in connection with such offer, including the number of days in which the employee must respond to such offer pursuant to paragraph D below. A copy of this written explanation shall be furnished to the appropriate Union representative.

         At the request of the employee or the appropriate Union representative, the appropriate Union representative may be present at and participate in any discussion relating to such offer; provided, however, that this provision shall not extend the time periods provided in paragraph D below.

    D. An employee who is offered SLTE will be required to respond by accepting or rejecting such offer within 3 days following the receipt by the employee of such offer; provided, however, that where a longer period has been established by local practice for responding to offers of work, such acceptance or rejection shall be made within the shorter of the period established by such local practice or 7 calendar days following receipt by the employee of the offer.

III.     Additional SUB Credit Units

    If an employee who would be eligible for a rule-of-65 retirement except for the fact that the Company has not yet determined whether he will be offered SLTE exhausts his SUB credit units, the Company shall grant him additional credit units to provide SUB Weekly Benefits for which he may otherwise be eligible for whatever period of time that it may require to offer him SLTE or to determine not to offer him SLTE, and the Company shall continue his insurance coverage, other than S&A coverage, for the same period.

                                      EXHIBIT F

                        COVERAGE OF PLANT PROTECTION OFFICERS

    The Company and the United Plant Guard Workers of America and its Local 227 (referred to in this Exhibit F as the "Union") have reached the following agreement.

    The same Pension Plan and Insurance Program, as they may from time to time be amended, that are in effect for production and maintenance employees represented by the Union Steelworkers of America at the Company's Plant in Chicago, Illinois (subject to all the terms and conditions of such Plan and Program, including the same effective dates) shall be in effect for all employees in the collective bargaining unit defined in the Agreement dated November 1, 1993, between the Company and the Union.

                                      EXHIBIT G

                               MODEL AMENDMENT REQUIRED
                                          BY
                                IRC SECTION 401(A)(17)

                                        PART I

         In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                       PART II

         Unless otherwise provided under the plan, each section 401(a)(17) employee's accrued benefit under this plan will be the greater of the accrued benefit determined for the employee under 1 or 2 below:

              1. the employee's accrued benefit determined with respect to the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the plan for the purposes of benefit accruals, or

              2.   the sum of:

                   (a) the employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

                   (b) the employee's accrued benefit determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for plan years beginning on or after January 1, 1994, for purposes of benefit accruals.

         A section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.

                                       PART III

         If this plan satisfies the requirements of section 1.401(a)(4)-13(d) of the regulations for a fresh-start as of the last day of the last plan year beginning before January 1, 1994, then, notwithstanding any other provisions of the plan, any section 401(a)(17) employee's accrued benefit, frozen in accordance with section 1.401(a)(14-13 of the regulations as of a fresh-start date, is adjusted to reflect increases in the employee's compensation after the fresh-start date. However, this adjustment may be made only if the adjustment will not cause the plan to fail to satisfy the consistency requirement of section 1.401(a)(4)-13(c), as modified by section 1.401(a)(17)-1(e) of the proposed regulations.

         In determining a section 401(a)(17) employee's accrued benefit in any plan year beginning on or after January 1, 1994, the portion of the employee's frozen accrued benefit attributable to plan years beginning before January 1, 1994, will be determined in accordance with Method A for statutory section 401(a)(17) employees and Method B for section 401(a)(17) employees other than statutory section 401(a)(17) employees.

         A statutory section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after January 1, 1994, is based on compensation for a year beginning prior to January 1, 1989, that exceeded $200,000.

         A section 401(A)(17) employee means an employee whose current accrued benefit as of a date on or after January 1, 1994, is based on compensation for a year beginning prior to January 1, 1994, that exceeded $150,000.

    Method A (statutory section 401(a)(17) employees):

    Step 1: Determine each statutory section 401(a)(17) employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1989, frozen in accordance with section 1.401(a)(4)-13 of the regulations.

    Step 2: Adjust the amount in step 1 up through the last day of the last plan year beginning before the first plan year beginning on or after January 1, 1994, under the method provided under the plan for increasing the amount in step 1 to take into account increases in compensation in plan years beginning on or after January 1, 1989. However, if the plan does not provide for such increases, the amount in step 2 shall be equal to the amount in step 1.

    Step 3: Determine the statutory section 401(a)(17) employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations.

    Step 4: Subtract the amount determined in step 2 from the amount determined in step 3.

    Step 5: Adjust the amount in step 4 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee's average compensation determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1994. The denominator of the fraction is the employee's average compensation for the last day of the last plan year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1994.

    Step 6: Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee's average compensation for the current year (as limited by section 401(a)(17)), using the same definition of compensation and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1989. The denominator of the fraction is the employee's average compensation for the last day of the last plan year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1989.

    Step 7: Add the amounts determined in step 5, and the greater of steps 6 or 2.

       Method B (section 401(a)(17) employees other than statutory section 401(a)(17) employees):

    Step 1: Determine the accrued benefit of each section 401(a)(17) employee other than statutory section 401(a)(17) employees as of the last day of the plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations.

    Step 2: Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the average compensation of the section 401(a)(17) employee who is not a statutory section 401(a)(17) employee determined for the current year (as limited by section 401(a)(17), using the same definition and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1994. The denominator of the fraction is the employee's average compensation for the last day of the last plan year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last plan year beginning before January 1, 1994.